                                                                    Exhibit 10

                                                                EXECUTION COPY

                                    SECOND
                              AMENDED & RESTATED
                        DEVELOPMENT SERVICES AGREEMENT

      THIS  SECOND   AMENDED  & RESTATED   DEVELOPMENT   SERVICES   AGREEMENT
(hereinafter  referred  to as the  "Agreement")  is  made as of the 6th day of
February 2002 by and among the  Stockbridge-Munsee  Band of Mohican Indians of
Wisconsin,  a federally  recognized Indian tribe (hereafter referred to as the
"Tribe"), the Stockbridge-Munsee  Tribal Gaming Authority,  an instrumentality of the Tribe,  (hereinafter referred to as the "Authority"),  Trading Cove New
York, LLC, a Delaware limited  liability company  (hereinafter  referred to as
the  "Developer"),   Sun  International   North  America,   Inc.,  a  Delaware
corporation  (hereinafter  referred to as "SINA") and Waterford  Gaming Group,
LLC,  a  Delaware  limited  liability  company  (hereinafter  referred  to  as
"Waterford").  SINA and Waterford are hereinafter  collectively referred to as the "Developer Guarantors".

                                   RECITALS
                                   --------

      A. The Tribe is an  Indian  Tribe  recognized  by the  United  States of
America  with a  reservation  located  in the  State of  Wisconsin.  The Tribe currently  owns and  operates a Class III gaming  facility,  as defined in the
Indian Gaming  Regulatory Act ("IGRA"),  on its reservation in Wisconsin.  The
Tribe also has a land claim pending in the State of New York,  as  articulated in the action entitled The Stockbridge-Munsee  Community vs. The State of New
                       -------------------------------------------------------
York, et al.,  United States District  Court,  Northern  District of New York,
------------
Docket No. 86-CV-1140 (the "Land Claim").

      B. The  Authority,  on behalf  of the  Tribe,  intends  to  develop  and operate  in the  State of New York a Class II and Class  III  gaming  facility with slot  machines and table games (the  "Gaming  Facility"),  together  with appropriate  ancillary  facilities  including,  a luxury hotel with  customary amenities,  a  convention/events  center,  food and beverage  outlets,  retail facilities,  parking  facilities  and other  related  infrastructure,  and any modifications  of the foregoing  elements (the "Ancillary  Facilities").  (The development  and  construction  of  the  Gaming  Facility  and  the  Ancillary
Facilities and any "Expansions"  thereto (as defined below) constructed during the  Term of  this  Agreement  are  collectively  referred  to  herein  as the
"Project").  The parties  intend that the Project will be built in two or more phases.  Subject to receipt of "Required  Approvals" (as defined  below),  the parties  agree that the initial phase of the  development  is  anticipated  to include  approximately  (i) a 150,000 sq. ft. gaming area with 3,000 plus slot machines  and 190 table  games,  (ii) a 30,000  sq.  ft.  multipurpose  events center,  (iii) 8,000 parking spaces, (iv) three specialty  restaurants and ten food outlets and (v) supporting  Ancillary Facilities such as a central plant, warehouse,  employee  support and  back-of-house  areas, a bus  transportation center.  It is  anticipated  that the next phase of the Project will include a luxury hotel,  retail facilities and an Expansion of the Gaming Facility.  The
Project  shall be  constructed  on property to be acquired by the Tribe in the
State of New York in furtherance of this Agreement (the  "Property") to be put in trust  for the  benefit  of the  Tribe by the  United  States  of  America, pursuant to the Tribe's recognized powers of self-government  and the statutes and  ordinances  of the Tribe.  The  Property  will be  acquired  by the Tribe through the "best interests"  provisions of IGRA and/or through the settlement of its Land Claim under IGRA (25 U.S.C.ss.2719(b)(1)(A) and (B), respectively).

      C. The  Authority  will operate the  Facilities  to improve the economic conditions  of the  Tribe's  members and will  operate the Gaming  Facility in accordance  with the Compact and related  agreements  to be  negotiated by the
Tribe with the State of New York. The Developer  shall not  participate in nor have any authority regarding the operation or management of the Facilities.

      D.  Developer is a Delaware  limited  liability  company  whose  members consist of the Sun Cove New York,  Inc., a Delaware  corporation and Waterford
Development  New  York,  LLC.,  a  Delaware  limited  liability  company.  The
Developer,  through its members,  has experience and expertise related to real estate  acquisitions,  financing,  development,  construction and operation of gaming  facilities and hotel resorts,  including Native American Indian gaming
facilities  and  hotel  resorts.   The  Developer  has  the  requisite  skill,
resources and experience to perform its obligations under this Agreement

      E.  The  Tribe  and  the   Developer   entered  into  a  Memorandum   of
Understanding (the "MOU") on August 15, 2000.

      F. Subject to the terms and conditions of this Agreement,  the Developer will provide to the Tribe and/or the  Authority:  (1)  assistance  in locating and acquiring the Property,  including certain funding towards the acquisition cost of the Property,  (2) certain  funding of  development  costs  associated with the Project,  (3) assistance in arranging bank and/or bond financing (the
"Senior  Financing",  as defined below),  (4) if necessary and required by the
Senior  Lenders,  subordinated  debt  financing  (the "Junior  Financing",  as defined below) and/or a completion guarantee (the "Completion  Guarantee",  as defined below),  (5) exclusive  development  services  related to the Project,
(6)  assistance  with  settlement  of the  Tribe's New York land claim and the
Tribe's BIA fee to trust  application,  (7)  assistance in negotiating a local government agreement,  and (8) assistance with negotiation of the Compact, all as more particularly described in this Agreement.

      G. The Tribe and  Authority  desire to grant the Developer the exclusive right and  obligation  to  provide  development  services  in  respect  of the design, construction,  equipping and opening of the Project upon the terms and conditions set forth herein;  provided,  however, that any decisions regarding any future Expansions shall be made solely by the Authority.

      H. It is the intent of the parties  that  nothing in this  Agreement  or the "Financing  Agreements" (as  hereinafter  defined) shall place at risk any asset of a  Tribal  member  or the  Tribe's  assets  located  in the  State of
Wisconsin  or any  property  or assets  located in the State of New York which are unrelated to the Project and this  Agreement (or any income or other funds generated from such assets).

      I.   The  Developer  Guarantors  join in  this  Agreement  for the  sole purpose of  guaranteeing  Developer's  obligations  as provided for in Section
13.21 of this Agreement.

      J.   The Parties entered into a Development  Services Agreement on March
20, 2001, which Agreement was amended,  restated and superseded by the Amended
&  Restated  Development  Services  Agreement  dated  October  2,  2001.  This
Agreement   shall  amend,   restate  and  supersede  the  Amended  &  Restated
Development Services Agreement entered into by the parties on October 2, 2001.

      NOW THEREFORE, in consideration of the mutual covenants,  conditions and promises  herein  contained,  the receipt and  sufficiency of which hereby are acknowledged, the Authority, the Tribe and the Developer agree as follows:

                                  ARTICLE 1

                             CERTAIN DEFINITIONS

      1.1   Definitions.  Capitalized  terms used in this Agreement shall have
            -----------
the meanings set forth below:

      "Affiliate"  means,  with respect to the Person in question,  any Person controlling,  controlled  by or under common  control with,  such Person.  For the purposes hereof,  "control" means the possession,  directly or indirectly, or the power to direct or cause the  direction of the  management  or policies of the Person in question.

      "Affiliate  Transactions"  has the  meaning  set forth in  Section  10.2 below.

      "Accelerated  Termination Date" has the meaning set forth in Section 9.3 below.

      "Agreement"  shall  have  the  meaning  ascribed  to  it  in  the  first paragraph hereof and means this Agreement including,  without limitation,  the
Recitals,  together with the Exhibits,  each of which is  incorporated  herein and made a part hereof, all as amended in accordance with the terms hereof.

      "Ancillary Facilities" has the meaning set forth in Recital B hereof.

      "Architect"   means,  as  applicable  from  time  to  time,  the  Design
Architect  and/or the Architect of Record for the Project engaged  pursuant to
Section 4.2 below.

      "Architect of Record" means the Architect  selected by the Developer and the Authority for the Project,  which  Architect shall be licensed to practice by the State of New York.

      "Authority" means the  Stockbridge-Munsee  Tribal Gaming  Authority,  or any other  instrumentality  of the Tribe with the  authority  to exercise  the
proprietary   authority  of  the  Tribe  over  the  gaming  and/or  non-gaming facilities  located on the Property in accordance with the  Stockbridge-Munsee
Tribal  Constitution,  the Tribe's  Gaming  Ordinance,  the Tribe's  ordinance establishing the Authority,  the Compact, the IGRA or other applicable law, or any successor and assignee thereto.

      "Average  Gaming Facility  Revenues" means the average monthly  Revenues of the Gaming  Facility for the twelve (12) months ending with (and including)
the month immediately prior to the month in which a Casualty Event occurs.

      "Budget" means the Project Budget.

      "Bureau of Indian  Affairs" or "BIA" is the Bureau of Indian  Affairs of
the Department of the Interior of the United States of America.

       "Capital  Lease  Obligation"  means,  at  the  time  any  determination thereof  is to be made,  the amount of the  liability  in respect of a capital lease  that  would at such time be  required  to be  capitalized  on a balance sheet prepared in accordance with GAAP.

      "Casualty  Event" means any casualty,  event or occurrence that destroys or damages the Gaming Facility.

      "Class II Gaming" means Class II Gaming as that term is defined in IGRA.

      "Class  III  Gaming"  means  Class III Gaming as that term is defined in
IGRA.

      "Compact" means the tribal-state  Compact to be entered into between the
Tribe  and the  State of New York  pursuant  to the  IGRA,  as the same may be amended  from  time to  time,  or such  other  Compact  as may be  substituted therefor.

      "Comparative Month" has the meaning set forth in Section 9.1(f) below.

      "Completion  Date"  means the date upon  which the  Authority  receives, with  respect  to each  phase  of the  Project:  (i) a  certificate  from  the
Architect,  as  required  pursuant to the terms of the  Architect's  agreement with the Authority,  certifying that the work has been substantially completed in accordance  with the Plans and  Specifications  therefor and all applicable
building,   life/safety,   environmental   and  other  laws  and   regulations
applicable  to the  design  and  construction  of the  Project  phase;  (ii) a certificate  from  the  Developer  stating  that it has  completed  all of its obligations  hereunder;  (iii) certificates of such governmental  authorities, professional  designers,  inspectors or  consultants or opinions of counsel as the Authority reasonably may determine to be appropriate  verifying completion of the Project phase in compliance with all Legal  Requirements;  and (iv) the
Project  phase is  fully  stocked,  staffed  (including,  without  limitation, compliance  with  Section  8.6  below)  and  ready to open to the  public  for business.

      "Completion Guarantee" has the meaning set forth in Section 6.3 below.

      "Concept Design" has the meaning set forth in Section 4.4 below.

      "Contract Documents" has the meaning set forth in Section 5.4 below.

      "Contractors" has the meaning set forth in Section 5.1 below.

      "Construction  Financing"  means the financing to be obtained by, and/or committed  to, the  Authority  sufficient,  as  reasonably  determined  by the
Authority,  for the  purposes  of  acquiring  the  Property,  and the  design, construction, equipping and staffing of the Project.

      "Construction  Manager"  means the  professional  employed  pursuant  to
Section 5.1 below.

      "Design  Architect" shall mean the Designer selected by the Authority to design the Project.

      "Design  Consultants"  shall mean the Architect and the Engineer and the other consultants selected by the Authority to design the Project.

      "Design Development  Documents" has the meaning set forth in Section 4.6 below.

      "Developer"  has the  meaning  set forth in the  introductory  paragraph hereof.

      "Developer Fee" has the meaning set forth in Section 9.1 below.

      "Developer's  Financial Assistance" has the meaning set forth in Section
6.4 below.

      "Director  of  Regulation"  means  the  director  of  gaming  operations appointed by the Authority pursuant to the Tribe's Gaming Ordinance.

      "Effective Date" means the later of (a) the date the Authority  receives all Required  Approvals with respect to this Agreement,  or (b) closing of the financing under the Financing Agreements.

      "Engineers"  means  professionals  selected by the  Authority to provide services related to the engineering of the Project.

      "Exhibits" means the exhibits attached to this Agreement.

      "Expansion" or "Expansions" means any additions and/or  modifications of the Facilities.

      "Facility" or  "Facilities"  means the Gaming Facility and the Ancillary
Facilities,   including  any  Expansions,  or  as  replaced  or  reconstructed following a casualty loss in whole or in part.

      "Financing Agreements" has the meaning set forth in Section 6.1 below.

      "Fiscal Year" means any fiscal year of the Authority.

      "Fiscal Quarter" means any fiscal quarter of the Authority.

      "Fiscal Month" means any fiscal month of the Authority.

      "Force Majeure  Causes" means causes beyond the reasonable  control of a party to this Agreement,  including casualties,  war,  insurrection,  strikes, lockouts  and  governmental  actions,  excluding  governmental  actions of the
Tribe or any  instrumentality  of the  Tribe,  including  the  Authority,  and causes which can be controlled by the  expenditure of money in accordance with good business practices.

      "GAAP" means generally accepted  accounting  principles set forth in the opinions  and  pronouncements  of  the  Accounting  Principles  Board  of  the
American   Institute  of  Certified  Public  Accountants  and  statements  and pronouncements  of the Financial  Accounting  Standards Board or in such other statements  by such  other  entity  as have  been  approved  by a  significant segment of the accounting profession.

      "Gaming"  means any and all  activities  defined  as Class II Gaming and
Class III Gaming under the IGRA or  authorized  under the Compact or any other agreement  entered  into by the Tribe or the  Authority  with the State of New
York.

      "Gaming Disputes Court" has the meaning set forth in Section 7.3 below.

      "Gaming Facility" has the meaning set forth in Recital B hereof.

      "Gross Gaming Revenue" shall mean the net win from Gaming,  which is the difference  between  Gaming  wins  and  losses  before  deducting  promotional
allowances,   costs  and  expenses,   determined   in  accordance   with  GAAP
consistently applied.

      "Guarantee" means a guaranty,  direct or indirect, in any manner, of all or any part of any indebtedness or obligations of another Person.

      "Hedging   Obligations"   means,   with  respect  to  any  Person,   the
obligations of such Person under (a) interest rate swap  agreements,  interest rate  cap  agreements  and  interest  rate  collar  agreements  and (b)  other
agreements   or   arrangements   designed  to  protect  such  Person   against
fluctuations in interest rates.

      "Indian  Gaming  Regulatory  Act" or  "IGRA"  means  the  Indian  Gaming
Regulatory Act of 1988, 25 U.S.C. 2701, et seq., as amended from time to time.
                                        ------

      "Indebtedness"  means,  with respect to any Person,  any indebtedness of such  Person,  whether or not  contingent,  in respect  of  borrowed  money or evidenced by bonds,  notes,  debentures or similar  instruments  or letters of
credit  (or   reimbursement   agreements  in  respect   thereof)  or  banker's
acceptances or representing  Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or  representing  any Hedging
Obligations,  except any such balance  that  constitutes  accrued  expenses or trade payables,  if and to the extent any of the foregoing (other than letters of credit and Hedging  Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP consistently applied.

      "Independent  Financial  Advisor"  means  an  accounting,  appraisal  or investment  banking firm of  nationally  recognized  standing  that is, in the reasonable  judgment of the  Authority,  (i) qualified to perform the task for which it has been engaged and (ii)  disinterested and independent with respect to the Authority and each Affiliate of the Authority.

      "Junior Financing" has the meaning set forth in Section 6.3 below.

      "Key Personnel"  means  collectively the general manager of the Facility and the managers of each major element of the  Facilities  (or the  equivalent of the foregoing positions).

      "Land Claim" has the meaning set forth in Recital A hereof.

      "Legal  Requirements"  means  singularly and collectively all applicable laws, including,  without limitation,  the Tribe's Gaming Ordinance, all other laws or  regulations  of the  Tribe,  the IGRA,  the  Compact  and  applicable federal and New York statutes,  laws and  regulations,  and local  ordinances, codes and rules.

      "Local  Government  Agreement"  has the  meaning  set  forth in  Section
9.1(h) below.

      "Master Plan" has the meaning set forth in Section 3.2.

      "Memorandum  of  Understanding"  has the  meaning set forth in Recital E hereof.

      "Minimum  Priority  Distribution"  means  payments to the Tribe from the operation  of the  Facilities  in the  annual  amount of Twenty  Four  Million
($24,000,000.00) Dollars.

      "Monthly  Financial  Statement"  has the  meaning  set forth in  Section
9.1(b).

      "National  Indian  Gaming  Commission"  or "NIGC"  means the  commission established pursuant to 25 U.S.C.ss.2704.

      "Obligations"   means   any   principal,    interest,   penalty,   fees,
indemnifications,  reimbursements and other liabilities or obligations payable under the documentation governing any Indebtedness.

      "Officer's  Certificate"  means a  certificate  signed  on behalf of the
Authority by two officers of the Authority,  one of whom must be the principal executive  officer,  the  principal  financial  officer,  the treasurer or the principal accounting officer of the Authority.

      "Person"  means  any  individual,   sole  proprietorship,   corporation,
general  partnership,   limited  partnership,  limited  liability  company  or
partnership, joint venture, association,  joint stock company,  unincorporated association, instrumentality or other form of entity.

      "Plans and  Specifications"  means the detailed plans and specifications for the construction of the Project prepared pursuant to Section 4.7 below.

      "Principal  Business"  means the Class II and Class III Gaming  Facility
(as such terms are defined in IGRA) and resort  business  and any  activity or business  incidental,  directly related or similar thereto, or any business or activity that is a reasonable  extension,  development or expansion thereof or ancillary thereto, including any hotel, retail,  entertainment,  recreation or other activity or business designated to promote,  market,  support,  develop, construct or enhance the gaming and resort business  operated by the Authority at the Property.

      "Project" has the meaning set forth in Recital B hereof.

      "Project Budget" means the development and construction  budget approved by the  Authority  for any phase of the Project that  includes  the  estimated
Project  Cost,  but does not include any operating  budgets  related to any of the Facilities.

       "Project  Cost"  means:  all (1) costs of  acquiring  the  Property and preparing the Property for  development  of the Project,  including  costs and expenses for  professional  services  related  thereto;  (2) costs  related to developing,  designing,  constructing,  equipping and  furnishing the Project, including,  costs related to professional  services,  pre-opening  costs,  and initial operating  capital;  (3) start up and operating costs of the Authority until the  Completion  Date;  and (4) financing  fees and  expenses,  interest payments and any scheduled principal  payments,  prior to the Completion Date, allocated in accordance with GAAP, consistently applied.

      "Project  Development  Committee"  or "PDC" means the  committee  formed pursuant to Section 2.2 below.

      "Project Executive" has the meaning set forth in Section 2.1 below.

      "Project Fund" has the meaning set forth in Section 6.1 below.

      "Project  Program"  has the meaning  set forth in Section 4.5 below,  as modified in accordance with the terms of this Agreement.

      "Project Schedule" has the meaning set forth in Section 4.5 below.

      "Promotional    Allowances"    means   the   retail   value   of   hotel
accommodations,   food,  beverages,   merchandise,  chips,  tokens  and  other
services provided to customers for promotional  purposes without charge, which retail  value is included in the  Revenues of the  Facility.  For the purposes of this  definition,  "retail value" shall mean the usual and customary charge for such service or item under the then existing circumstances.

      "Property"  has the  meaning  set forth in  Recital  B  hereof,  and any additions thereto.

      "Proposed Financing" means the anticipated financing for the Project.

      "Recitals"  means the language set forth in Subparagraphs A through J of the first two pages of this Agreement,  which Recitals are incorporated herein and made a part hereof.

      "Recommencement  Month" means, following a Tolling Event, the earlier of the month in which (i) the monthly  Revenues of the Gaming  Facility  equal or exceed ninety percent (90%) of the Average Gaming Facility Revenues,  (ii) the
date upon which the Authority has fully  complied  with the  requirements  set forth in Section 10.6 below occurs,  or (iii) the Developer  delivers  written notice (which shall be irrevocable  with respect to such Tolling Event) to the
Authority  stating that the current month shall be deemed the  "Recommencement
Month".

      "Required  Approvals"  means (1)  execution  and approval of the Compact and related  agreements with the State of New York; (2) execution and approval of all applicable  local  government  agreements;  (3) approval by the BIA and the  final  governmental  authority  of the  fee  to  trust  application;  (4)
approval of this  Agreement by the BIA,  and/or the NIGC,  to the extent those agencies  determine  such  approval may be required by law; (5) the entry of a stipulated  declaratory  judgment by the Tribal Court  upholding  the validity and  enforceability  of this  Agreement  and  the  Financing  Agreements;  (6)
approval of a land  settlement  agreement  by the Federal  Courts and the U.S.
Congress (if applicable);  (7) approval of the Senior Financing and the Junior
Financing documents,  the Completion  Guarantee,  the Financing Agreements and
any related  agreements by the Authority and any other  instrumentality of the
Tribe having final approval authority.

      "Revenues"  means  all  revenues  of  any  nature  derived  directly  or indirectly from the Facilities,  including, without limitations,  Gross Gaming
Revenue,  hotel  revenues,  room service,  catering,  food and beverage sales, parking  revenues,  ticket  revenues  or  other  fees  or  receipts  from  the convention/events  center,  other  rental  or  other  receipts  from  lessees, sublessees,  licensees and concessionaires (but not the gross receipts of such lessees,  sublessees,  licensees or  concessionaires)  but  excluding  (i) any gratuities or service charges added to a customer's  bill, (ii) any credits or refunds made to customers,  guests or patrons, (iii) Promotional Allowances up to,  but not to  exceed,  eight  percent  (8%) of  Revenues,  (iv) any  sales, excise,  gross receipt,  admission,  entertainment,  tourist or other taxes or charges (or assessments  equivalent thereto, or payments made in lieu thereof)
which  are   received   from  patrons  and  passed  on  to   governmental   or
quasi-governmental  entities unrelated to the Tribe, (v) any federal, state or local taxes or  impositions  that relate to the  operation  of the  Facilities
(other  than any payment or fee in lieu of taxes on Gross  Gaming  Revenues or pursuant to any  agreements  entered  into by the  Authority  and/or the Tribe with such entity),  which may be implemented  from time to time, (vi) any fire
and   extended   coverage   insurance   proceeds   other  than  for   business
interruption,   (vii)  any  condemnation   awards  other  than  for  temporary
condemnation,  and (viii) any proceeds of financings or  refinancings,  all as determined in accordance  with GAAP,  consistently  applied.  For the purposes hereof,  all  Revenues,  except Gross Gaming  Revenues,  shall be computed and accounted  for at the  greater  of actual  Revenue  received  or the usual and
customary   charge  for  such   service  or  item  under  the  then   existing
circumstances.

      "Schematic  Design  Documents"  has the meaning set forth in Section 4.5 below.

      "Senior Financing" has the meaning set forth in Section 6.2 below.

      "Senior Lenders" has the meaning set forth in Section 6.3 below.

      "Staffing Plan" has the meaning set forth in Section 8.6 below.

      "Term" has the meaning set forth in Section 9.2 below.

      "Termination Fee" has the meaning set forth in Section 9.3 below.

      "Termination Option" has the meaning set forth in Section 9.3 below.

      "Tolling Event" means,  following a Casualty  Event,  the failure of the monthly  Revenues of the Gaming Facility to equal at least fifty percent (50%)
of the Average  Gaming  Facility  Revenues  for three (3)  consecutive  Fiscal
Months.

      "Tolling Period" has the meaning set forth in Section 13.20 below.

      "Tribe"  means  the  Stockbridge-Munsee   Band  of  Mohican  Indians  of
Wisconsin,  a federally  recognized Indian tribe and its permitted  successors and assigns.

      "Tribal Court" means the Stockbridge-Munsee  Tribal Court established by an ordinance of the Stockbridge-Munsee  Tribal Council and approved by the BIA as more fully set forth in Chapter One,  Stockbridge-Munsee Tribal Law, Tribal
Court Code.

      "Tribe's  Preference  Ordinance" means the Tribe's ordinance  concerning preference in hiring,  "Tribal Laws, Chapter 54," and any replacements thereof or  amendments  thereto  adopted  from  time  to  time,  and  all  related  or implementing  ordinances  and policies of the Authority to give  preference in recruiting and hiring of employees.

      "Tribe's Gaming  Ordinance" means the  Stockbridge-Munsee  Tribal Gaming
Ordinance  enacted  pursuant  to  Section  7.4  of  this  Agreement,  and  any replacements or amendments  thereto adopted from time to time, and all related or  implementing  ordinances,  which are enacted by the Tribe to authorize and regulate gaming on the Property in accordance with IGRA and/or the Compact.

      "Quarterly  Financial  Statement"  has the  meaning set forth in Section
9.1(c) below.

      "Year-End  Financial  Statement"  has the  meaning  set forth in Section
9.1(d) below.

                                  ARTICLE 2

    RETENTION OF DEVELOPER; CREATION OF THE PROJECT DEVELOPMENT COMMITTEE

                               AND NON-COMPETE

2.1   Retention of Developer.  The Authority hereby retains the Developer,  as
      ----------------------
its exclusive developer for the Project,  to perform all required  development services relating to the programming (including concept development),  design, construction,  equipping  and staffing  (pursuant to Section 8.6 below) of the
Project upon, and subject to, the terms and conditions,  and in  consideration of the  payments,  hereinafter  set forth.  The  Developer  shall  provide the services  as  hereinafter  set  forth  during  the Term of this  Agreement  as necessary to facilitate the  development of the Project and shall furnish,  at its cost,  a  sufficient  number of  trained  personnel,  with  experience  on projects of a scope and magnitude  similar to the Project,  including a senior executive with sufficient  development,  construction  and project  management experience in the gaming and resort  industry to be in charge of  coordinating the  development,  design  and  construction  of  the  Project  (the  "Project
Executive").  The  Developer  shall not  participate  in nor shall it have any authority  regarding the operation or  management of the  Facilities.  Any and all decisions regarding the design,  construction and equipping of the Project shall be made solely by the Authority.

      2.2   Creation  of Project  Development  Committee.  Upon  execution  of
            --------------------------------------------
this  Agreement  the  Developer  and the  Authority  shall  create the Project
Development Committee for the purpose of facilitating  communications  between
the  Authority  and  the  Developer  and   coordinating  the  development  and
construction  of the Project.  The PDC shall remain  active during the initial phase of the Project and shall  consist of an equal number of  representatives from each of the  Authority  and the  Developer,  not to exceed six members in total.  The PDC shall be  terminated  sixty (60) days after the opening of the initial  phase of the Project.  The PDC shall  function  solely as an advisory committee  to the  Authority  and  shall  have  no  decision-making  authority regarding  of the  Project.  In  addition,  the  PDC  shall  have  no  role or authority regarding the operation or management of the Facilities.

      2.3   Non-Compete.  During the Term of this  Agreement,  the Tribe,  the
            -----------
Authority and the Developer  agree that no party (nor  Affiliate of any party)
shall own,  operate,  develop or manage a gaming  facility in the State of New
York other than the Gaming  Facility  unless each of the  parties  consents in writing.

                                  ARTICLE 3

                         ACQUISITION OF THE PROPERTY

      3.1   Selection and  Acquisition  of the Property.  The Developer  shall
            -------------------------------------------
research and review  various  options for the  acquisition  of the Property in the  State of New York.  The  Developer  shall  bring to the  Tribe's  and the
Authority's   attention  property   available  for  purchase,   together  with
available  information  related to such  property,  including  the  property's size, location,  availability,  cost,  environmental  conditions,  zoning, and development  potential,  and the parties  shall  mutually  agree upon the best available  development  site for the Project.  Nothing in this Agreement shall be construed so as to require the Developer to  contribute,  acquire or expend funds on behalf of the Tribe and/or the  Authority  for  Property  acquisition prior to the Effective Date.

      3.2   Development  of Master Plan for the  Project.  After  selection of
            --------------------------------------------
the Property,  the  Developer,  upon advice of the PDC,  shall develop for the
Authority's  review  and  approval  a master  plan  (the  "Master  Plan")  for development  of the Project on the  Property  selected.  The Master Plan shall include  the  size and  location  of the  Facilities,  proposed  schedule  for construction  of the Project,  various  scenarios  for future  Expansions  (if applicable),  and  related  information.  The  Master  Plan  approved  by  the
Authority  shall serve as the  blueprint for the  Project's  construction  and financing,  subject to additions,  deletions and alterations as may be made to the Master Plan from time to time by the Authority.

                                  ARTICLE 4

                            DESIGN OF THE PROJECT

      4.1   General  Supervision.  The Authority shall at all times have final
            --------------------
authority to approve or disapprove all contracts and other matters  related to the design,  development and  construction of the Project  consistent with the terms of this  Agreement.  The Developer shall represent the Authority and act as the  Authority's  liaison  with  respect to the  selection,  direction  and management  of  the  Architect  selected  pursuant  to  Section  4.2  and  the
Contractors and/or the Construction  Manager selected pursuant to Section 5.1, and any  other  professionals  engaged,  in  accordance  with the terms of the
Project  Program,  to  perform  services  in  connection  with the  design and construction  of any portion of the Project;  provided,  however,  that at all
times  the  Authority  shall  have  overall   contractual   control  over  the
Architect,  Construction  Manager  and  other  professionals.  Subject  to the limitations  described  herein,  the  Authority  appoints the Developer as its representative under any construction management,  architectural,  engineering and other agreements with development  professionals to allow the Developer to supervise,  direct and administer the duties,  activities and functions of the
Architect,   the  Construction  Manager,  the  Design  Consultants  and  other development  professionals.  The  Architect  and the  Contractors  and/or  the
Construction  Manager  shall review and advise the Authority and the Developer with respect to the Project Program.

       4.2   Engagement  of  Architect.  The  Authority,  upon the  advice and
             --------------------------
recommendation  of the PDC,  shall have sole power and authority to select and engage an  Architect(s)  and/or  Engineers  familiar with the design of gaming facilities  and for the purpose of performing  certain  services in connection with  the  construction  of  the  Project,  including  site  development.  All agreements  with  the  Architect(s)  and/or  Engineers  shall  be in a form of contract  prepared and recommended by the Developer and recommended by the PDC
for  execution  by  the  Authority.   The  Authority   shall   compensate  the
Architect(s)  and/or Engineers for services  rendered out of its proceeds from the Financing Agreements obtained in connection with the Project.

       4.3   Design  and  Construction   Budget.   The  Developer,   with  the
             -----------------------------------
 assistance  and input of the  Architect,  shall draft the Project  Budget for the design,  construction  and the  furnishing  and  equipping of the Project prior to the  commencement  of design of the  Project by any  Architect.  The
 Project Budget shall be reviewed by the PDC and  recommended to the Authority to be approved in writing by the Authority.

       The Developer may propose  revisions to the Project Budget from time to
 time,  as  necessary,   to  reflect  any  unpredicted   significant  changes,
 variables  or events or to  include  significant,  additional,  unanticipated items of expense.  The  Developer  may,  with the approval of the  Authority, reallocate  part or all of the amount  budgeted with respect to any line item to another  line item and to make such  other  modifications  to the  Project
 Budget as the Developer  deems  necessary other than increases to the overall
 Project  Budget  amount or which  require  allocation  of the Project  Budget contingency  or which  materially  alter the Plans and  Specifications  which have been approved by the Authority.  In addition,  the Developer may approve change orders provided  Developer gives the Authority prior written notice of any proposed  change order together with a copy of such order and a statement as to whether  the  change  order will  result in a budget  increase  and the
 Authority  does not  disapprove  such change order in writing  within fifteen
 (15) days of receipt of such notice.

        The Authority  acknowledges  that the Project  Budget is intended only to be a reasonable  estimate of the  Project's  construction  and  development costs  and  expenses.  The  Developer  shall  not be  deemed  to have made any guarantee,  warranty  or  representation  whatsoever  in  connection  with the
Project Budget.

       4.4   Concept Design and  Engineering.  The  Authority,  based upon the
             --------------------------------
recommendations  of the  Developer  and the PDC shall have sole  authority  to designate its requirements for the Project,  including,  but not limited to, a
program   which  shall  set  forth  the   Authority's   objectives,   schedule
requirements,  design criteria,  including assumptions regarding HVAC demands, space requirements and relationships,  special equipment and site requirements
(the "Concept Design").  The Architect shall review the Concept Design for the
Project.

       4.5   Preliminary Program  Evaluation.  The Developer shall cause to be
             ----------------------------------
prepared for the approval of the  Authority,  a preliminary  evaluation of the
proposed   Project's  program  schedule  (the  "Project   Schedule"),   budget
requirements  and  alternative  approaches to design and  construction  of the
Project  (the  "Project  Program").  Based upon the Program  Schedule,  budget
requirements  and  design,   the  Architect  shall  prepare  schematic  design
documents  consisting of drawings and other documents  illustrating  the scale and  relationship  of the proposed  Project and its components (the "Schematic
Design  Documents"),  as well as a preliminary  estimate of construction costs based upon the proposed area, size and scope of the Project.

       4.6   Design  Development.  Upon final approval of the Schematic Design
             --------------------
 Drawings for the Project by the  Authority,  the Architect  shall prepare for the Developer and the Authority design  development  documents  consisting of drawings and other  documents  to fix and describe the size and  character of the  Project  as to  architectural,  structural,  mechanical  and  electrical systems,  materials  and  such  other  elements  as may be  appropriate  (the
 "Design  Development  Documents").  Further,  the Architect  shall advise the
 Developer and update any preliminary  estimate of construction  costs and any budgets for furnishing  equipment to the Project.  The Developer shall submit to the  PDC for  review  and  recommendation  and to the  Authority,  for its review and approval,  finalized versions of the Design Development  Documents prepared by the Architect.

       4.7   Construction.   Based  upon  the  approved   Design   Development
             ----------------
Documents  and  any  further  adjustments  in the  scope  and  quality  of the
Project,  or in the Project Budget  approved by the  Authority,  the Architect shall  prepare  for review by the  Developer  and the PDC and  approval by the
Authority,  construction  documents  consisting  of  preliminary  drawings and specifications  setting forth the general requirements for construction of the
Facilities.  It  is  likely  that  construction  will  commence  before  final detailed  plans and  specifications  ("Plans  and  Specifications")  have been completed.  The  Architect  shall  proceed  with  completion  of the Plans and
Specifications  as they relate to the  construction of portions of the Project in the order such  portions are to be  completed or in the order  required for sequential  completion,  and shall  proceed with  completion  of all Plans and
Specifications as soon as reasonably  possible given  construction  scheduling and progress of the work.  The  Architect  shall advise the  Developer and the
PDC of any adjustments to previous estimates of construction cost,  schedules, and/or budgets.

       4.8   Plans and  Specifications.  As portions of the detailed Plans and
             --------------------------
Specifications  are completed for segments of the construction of the Project, the Architect shall be required to submit  duplicate  copies of those portions of the Plans and  Specifications  to the Developer,  the PDC and the Authority
periodically for their prompt review and Authority approval.

       4.9   Compliance with Construction  Standards,  Environmental Laws and
             -----------------------------------------------------------------
 Regulations.  The  Project  shall  be  designed  and  constructed  so  as  to
 ------------
 adequately  protect the  environment  and the public  health and safety.  The design,  construction  and  maintenance of the Project  shall,  except to the extent a particular  requirement or requirements  may be waived in writing by the Authority,  meet or exceed all reasonable minimum standards pertaining to
 Tribal,  state or local  building  codes,  fire codes and safety and  traffic requirements (but excluding planning,  zoning and land use laws,  ordinances, regulations and  requirements  unless  applicable)  which would be imposed on the Project by  applicable  New York or Federal  statutes or  regulations  or local  ordinances  or codes which  would be  applicable  if the Project  were located outside of the  jurisdictional  boundaries of the Tribe,  even though
 those   requirements   may  not  apply  within  the  Tribe's   jurisdictional
 boundaries.   In  addition,   those   mitigation   steps   specified  in  the
 environmental  assessment and the National  Environmental Policy Act ("NEPA")
 documents  shall be taken.  To the  extent  that the  Tribe  may  adopt  more stringent  requirements,  those  requirements  shall govern.  The Architect's contract  shall  provide that the  Architect  shall  certify to the Authority compliance with the NEPA and all other applicable  environmental and cultural resource laws and  regulations.  The Authority  shall be responsible  for and shall certify to appropriate  governmental  agencies compliance with the NEPA and all  other  applicable  environmental  and  cultural  resource  laws  and regulations.  Nothing  in this  Section  4.9 shall  grant to the State of New
 York or any political  subdivision  thereof any  jurisdiction  (including but not limited to jurisdiction  regarding  zoning or land use) over the Property or the development and management of the Facilities.

                                  ARTICLE 5

                         CONSTRUCTION OF THE PROJECT

       5.1  Selection of  Contractors.  The Developer  shall,  in consultation
            --------------------------
with  the  PDC,   initiate  a  selection   process  in  order  to  pre-qualify
prospective  contractors  (the  "Contractors")  and/or a Construction  Manager
(the  "Construction  Manager")  in  connection  with the  construction  of the
Project.  The  Developer  shall submit the list of  pre-qualified  contractors and/or construction managers to the PDC for its review and comment.

       5.2   Proposal   Review   and   Bid   Process.    Subsequent   to   the
             ---------------------------------------
pre-qualification  of prospective  contractors and/or  construction  managers, the Developer shall conduct a review of proposals for the  construction of the
Project,  and the Developer shall assist the Authority with negotiations prior to the award a construction  contract or contracts to the most  well-qualified
Contractor or Contractors  and/or  Construction  Manager.  The Developer shall attempt to secure at least three  competitive bids for each contract  (subject to the availability of contractors  willing to bid on such contract),  analyze and  compare  the bids and  present  its  review  and  recommendations  to the
Authority  and the PDC for  Authority  approval.  The  successful  Contractors and/or  Construction  Manager  shall be properly  licensed in the State of New
York and shall be  capable  of  furnishing  a  payment  and  performance  bond satisfactory  to the  Authority  to  cover  the  construction  for  which  the
Contractor or Construction Manager was retained.

       5.3   Contracts;   Developer  Prohibition.   The  PDC  shall  recommend
             ------------------------------------
Contractors and/or Construction  Manager and the Authority shall have the sole power and  authority to enter into a  construction  management  agreement  and related  contracts,  or a general contract for the construction of the Project and in compliance with the Tribe's Preference  Ordinance.  The Developer shall prepare,  for review and  approval by the  Authority,  all  required  contract documents  and  agreements  necessary  for  construction  of the Project.  The
Authority shall compensate any Contractors and  Construction  Manager selected for  construction  of  the  Project  from  its  proceeds  from  the  Financing
Agreements  and,  if  applicable,  other  construction  financing  obtained in connection with the Project.  The Developer,  its members and their respective
Affiliates  shall  not bid on any  aspect of the  Project  or be  awarded  any contracts  without the express  written  consent of the Authority (and subject to the disclosure requirements of Section 8.3 of this Agreement).

       5.4  Contract    Documents.    The   contract   documents    ("Contract
            ----------------------
Documents")  shall  require  the  successful  Construction  Manager or general contractor and all  Contractors to be responsible for providing all materials,
equipment  and  labor   necessary  to  construct  and  equip  the  Project  as
necessary,  including site  development.  The scope of the Contract  Documents shall require the  Contractors  and/or the  Construction  Manager to construct the Project in accordance  with the Plans and  Specifications  prepared by the
Architect,  including  any changes or  modifications  thereto  approved by the
Authority.  The  Contract  Documents  shall  provide for  adequate  insurance, appropriate  lien waivers,  and  construction  schedules by which  milestones, progress payments and late penalties may be calculated.

       5.5  Construction  Administration.  The Developer  shall be responsible
            -----------------------------
for all  construction  contract  and  construction  management  administration during the  construction  phase of the  Project,  subject  to the  Authority's overall  control.  The  Developer  shall  act  as the  Authority's  designated representative  to act on behalf of the Authority in accordance with the terms of this  Agreement  in  connection  with  any  construction  contracts  and/or construction  management  agreements.  The  Developer  shall have  control and charge  of any  persons  performing  work  on the  site  of the  Project.  The
Developer shall interpret and decide on matters  concerning the performance of any  contractor,  and/or  Construction  Manager  and the  requirements  of the
Contract  Documents.  The  Developer  shall have the  authority to reject work that does not conform to the Contract  Documents.  The Developer shall conduct inspections to determine the date or dates of  substantial  completion and the date of final  completion of each  Facility.  The Developer  shall observe and evaluate  or  authorize  the  evaluation  of work  performed,  the  review  of applications  for payment for  submission  to the Authority and the review and certification of the amounts due the Contractors and/or Construction Manager.

       5.6   Progress  Payments.  The Authority  shall make progress  payments
             -------------------
 for construction  performed by the Contractors on a periodic basis as payment invoices are  approved by the PDC and the  Developer.  Progress  payments for construction  shall be funded by the Authority  from  Construction  Financing proceeds.  The  Authority  shall not be  required to make  progress  payments
 unless  the  Contractors   certify  that  the  work  has  been  performed  in
 accordance  with the Plans and  Specifications  and that the  Contractor  has satisfied  all other  conditions  for  payment  set  forth in the  applicable
 Contract Documents.

       5.7   Selection  of  Furniture,   Trade-Fixtures  and  Equipment.   The
             -----------------------------------------------------------
 Developer and the PDC shall  recommend to the Authority  vendors for purchase by the Authority,  of furniture,  trade  fixtures and equipment  required for the Project.

                                  ARTICLE 6

                     FUNDING REQUIREMENTS OF THE PROJECT

6.1   Authority's   Funding   Obligations.   Subject  to  the  terms  of  this
      -----------------------------------
Agreement,  the  Developer  agrees  to use its  best  efforts  to  assist  the
Authority in the  arrangement  of the financing for the design,  construction, equipping,  start-up and working capital for the Project, including the Senior
Financing  and the Junior  Financing  as set forth  below  (collectively,  the
"Financing  Agreements").  The Financing  Agreements shall contain  provisions consistent  with  Section  12.4 of this  Agreement  limiting  the  recourse of lenders to certain assets of the  Authority.  The Authority  shall,  after the closing of the Senior  Financing and prior to  commencement of construction of
the  Project,   make  available  or  otherwise   cause  to  be  established  a
development  fund  pursuant  to the  Financing  Agreements  into which will be deposited  all of the proceeds of the  financing  (the  "Project  Fund").  The
Project Fund shall be designated  exclusively  for performing the  Authority's
obligations   under  this  Agreement,   and  for  costs  for  any  design  and
construction  agreements entered into, as well as any agreements for the lease or purchase of furniture,  trade  fixtures and equipment for the  construction of the Project and for start-up costs and expenses of the  Facilities,  all in accordance  with this  Agreement  and the  Financing  Agreements.  The Project
Fund  shall  be used to  discharge  the  Authority's  obligations  under  this
Agreement,  any and all design,  construction  or related  agreements  entered into  for the  development  of the  Project,  including  but not  limited  to, reimbursement  to  the  Developer  of  the  Developer's  Financial  Assistance
provided to the Tribe  and/or the  Authority  in  accordance  with Section 6.4 below,  acquisition of the Property,  consulting and other  professional fees, supplies,  utility costs,  total cost of the development  and  construction of the Project,  landscaping,  parking,  curb cuts, access enhancement,  off-site road  improvement,  architectural,  engineering,  contractors  fees and costs, furniture,  signs, trade fixtures and equipment necessary for implementing the operation of the Project,  closing and financing  related costs,  and interest as provided in the Financing  Agreements.  Additionally,  the initial  working capital for the Facilities  operations  shall be provided from the proceeds of the Financing  Agreements.  The Tribe and/or the Authority  have no obligation to fund any activities related to the Project,  including without  limitation,
Project Costs,  except from the proceeds of Developer's  Financial  Assistance and/or the Financing Agreements.

      6.2   The  Senior   Financing.   The  Developer  agrees  to  assist  the
            -----------------------
Authority  with the  Authority's  efforts to obtain Bank and/or Bond Financing for the  Project  (the  "Senior  Financing")  in amounts  consistent  with the
Project Budgets.

          In connection with Senior Financing, the Developer will:

               (i)Assist and advise in  developing  a strategy  for the Senior
               Financing;

               (ii)     Identify possible financial sources;

               (iii)    Finalize a financing term sheet;

               (iv)     As applicable,  assist in the preparation of a private
               placement   memorandum   or   information   memorandum   to  be
               distributed to a short list of financiers;

               (v)As applicable,  distribute the private placement  memorandum or information memorandum to a short list of financiers;

               (vi)     Assist  and  advise  in  making   presentations   with
               respect to the financing to potential financiers;

               (vii)    Review  and  assist  in  evaluating   commercial   and
               financial  sections of various  contracts  and  agreements  and terms of financing with financiers;

               (viii)  Advise  and  assist in  selecting  the final  terms and
               conditions  with  financiers  and  in  completing   appropriate
               definitive  financing  documentation;  and  provide  such other non-financial assistance as the parties deem appropriate.

          In  connection  with  the  Senior  Financing,   the  Tribe  and  the
Authority  will  cooperate  with the  Developer's  efforts.  Such  cooperation shall  include:  (a)  direct  contact  between  the Tribe and the  Authority's senior  officials,  management  and  advisors  and  prospective  lenders,  (b)
cooperation  in  the  preparation  of an  information  memorandum  or  private placement memorandum and other marketing materials,  and (c) the hosting, with
the  Developer,   of  one  or  more  meetings  with  prospective  lenders.  In addition,  it is understood and agreed that, upon advice and recommendation of the Developer and with the approval of the  Authority,  or at the  Authority's discretion,  the  Authority may retain (at the  Authority's  cost and expense)
the services of an investment banker and such other  professional  advisors as may be necessary for the placement of the Senior Financing.

          6.3     The Junior Financing and/or Completion Guarantee.     In
                  ------------------------------------------------
addition  to the  Senior  Financing,  if  required  by  lenders  of the Senior
Financing (the "Senior Lenders") in order to secure the Senior  Financing,  on the Effective  Date,  the Developer will provide or will cause an Affiliate or
Affiliates   of  the   Developer   to  provide  up  to  One  Hundred   Million
($100,000,000.00)   Dollars  of  subordinated   debt  financing  (the  "Junior
Financing") and/or a completion guarantee (the "Completion  Guarantee") on the
Project  subject to terms and  conditions  acceptable  to the  Developer.  The
Junior  Financing  shall bear an interest  rate of Ten Percent (10%) per annum with interest payments only payable monthly in arrears,  for a period of seven
(7) years after the opening of the Gaming Facility to the general public,  and repayment  of the  principal  balance at the end of the seventh year after the opening  of  the  Gaming  Facility  to  the  general  public.  The  Completion
Guarantee  (if any)  shall be in the form  negotiated  by  Developer  with the
Senior  Lender  and  may be in  the  form,  for  example,  of  the  completion guarantee  entered  into by the  Developer's  Affiliate  for the  Mohegan  Sun
Casino development in Connecticut.

          Except as set forth in this  Section 6.3 and in Section  13.21,  the
Tribe,  the Authority and the Developer agree that this Agreement shall not be construed as implying,  any form of  commitment by the Developer or any of its
Affiliates to participate  in or provide any financing  (other than the Junior
Financing),  guarantees  (other  than  the  Completion  Guarantee)  or  credit support or to  underwrite or publicly  distribute  securities on behalf of the
Tribe or the Authority,  or any assurance  that any placement  efforts will be
successful.   Notwithstanding   anything  to  the  contrary   herein,   it  is
understood  that the  Developer  is not  undertaking  to  provide  any  legal, accounting,  or tax advice in connection with its obligations  hereunder,  and the Tribe and the Authority shall rely solely upon its own experts therefor.

          6.4     Developer's  Other  Funding   Obligation.   (a)  Financial
                  -----------------------------------------        -----------
Assistance.  The  Developer  will provide,  in  accordance  with the terms and
----------
conditions  of this  Agreement  and as  reasonably  determined by the parties, financial  assistance  of up to  Ten  Million  ($10,000,000.00)  Dollars  (the
"Developer  Financial  Assistance")  as is reasonably  necessary to assist the
Authority  and the  Tribe  with  the  following  pre-opening  and  development matters:  (i)  locating,  assessing,  negotiating  and acquiring the Property,
(ii)  settlement  of the  Tribe's  New York  land  claims,  (iii)  having  the
Property taken into trust,  (iv)  negotiation of a Tribal/State  Compact,  (v)
negotiation of a local government  agreement,  (vii) obtaining federal,  state and local  approvals and (viii)  preliminary  preparation  of the Property for
Project  development.  The  Tribe  and  the  Authority  acknowledge  that  the
Developer  has incurred  and/or  accrued  expenses of  approximately  $800,000 under this Section 6.4 through  December 31, 2000. In addition,  the Developer will  reimburse the Tribe for documented  expenses  incurred or accrued by the
Tribe  through  January 31,  2001 in the  approximate  amount of  $125,000.The above amounts  (together with such other  additional  amounts agreed to by the parties  and  incurred  prior to the  execution  of this  Agreement)  shall be included  in the total  Developer  Financial  Assistance  expended  under this
Section  6.4.  The  Developer  agrees  to  provide a  portion  of  Developer's
Financial  Assistance to the Tribe and/or the Authority to be utilized by them solely for the  development  purposes set forth in this Section 6.4 based upon an approved  budget and accounting  controls to be negotiated and agreed to by
the  parties.   The  Developer  Financial  Assistance  budget  and  accounting
procedures   shall   be   administered   by   the   PDC   or   its   appointed
representatives.  Except as set forth in Section  6.4(b) below  related to the acquisition of the Property,  the Developer's  Financial  Assistance  shall be reimbursed  out of the proceeds of the Project  financing in  accordance  with
the  terms  and  conditions  set  forth  in  the  Financing  Agreements.   The
provisions  of the previous  sentence  shall survive any  termination  of this
Agreement.  Notwithstanding  the above,  in the event the  Authority  does not receive Project financing or the Required Approvals,  as contemplated  herein, then  the  Developer's  Financial  Assistance  shall be  non-reimbursable.  In addition,  the Developer may suspend its obligations under this Section 6.4 in the event the Tribe fails to materially  perform its  obligations set forth in
Article 7 of this Agreement.

            (b)   The  Property.   As  part  of  the   Developer's   Financial
                  -------------
Assistance  to the Authority and the Tribe set forth in Section 6.4 (a) above, the  Developer on the Effective  Date (or such earlier time as the  Developer, in its sole  discretion,  deems  appropriate)  will contribute the Property at
Developer's  actual cost and/or funds  necessary to acquire the Property in an amount  not  to  exceed  Five  Million  ($5,000,000.00)  Dollars.  The  amount contributed  by the Developer  toward the purchase  price of the Property will not be  reimbursable  to the  Developer  from the proceeds of the financing or otherwise.

                                  ARTICLE 7

                           OBLIGATIONS OF THE TRIBE

      7.1   Land  Claim  and  Project  Development.  As  a  condition  to  the
            --------------------------------------
Developer's  performance of its obligations hereunder,  the Tribe agrees, upon execution  of this  Agreement,  to utilize  its best  efforts,  upon terms and conditions  acceptable  to the Tribe,  to: (a) settle its Land Claims with the
State  of New  York  and  obtain,  as  part  of  that  settlement,  a  Compact containing  the right to develop and operate the  Facilities  on the Property,
(b) make  application to the United States  Department of the Interior for the
Property  to be taken  into trust by the United  States  for the  purposes  of permitting the Tribe to develop and operate the Facilities,  (c) enter into an agreement with  applicable  local governing  bodies  providing for appropriate incentives to permit  development of the Project and (d) such other agreements relating to the  Project as may be in the  Developer's  and the  Tribe's  best interests.

      7.2   Establishment  of  the  Authority.  Within  thirty  (30)  days  of
            ---------------------------------
execution of this  Agreement,  the Tribe shall, in accordance with the Tribe's
Constitution   and   laws,   establish   the   Authority   (or  such   similar
instrumentality),  which Authority  shall remain in existence  during the Term of this  Agreement.  Prior  to the  establishment  of the  Authority,  or upon abolishment of the Authority without a successor,  the Tribe shall have all of the rights  and  obligations  set forth in this  Agreement  pertaining  to the
Authority.  Upon its  establishment,  the Authority shall execute and become a party to this Agreement.

      7.3   Gaming  Disputes  Court.  Prior to the Effective Date (and in such
            -----------------------
time  so as to  effectuate  the  Required  Approvals),  the  Tribe  shall,  in accordance  with  the  Tribe's  Constitution  and  laws,  establish  a  Gaming
Disputes  Court with  jurisdiction  to hear disputes  related to Gaming at the
Facility as well as other  disputes  related to the  operation of the Facility by the Authority and to Gaming  generally.  In addition,  the Gaming  Disputes
Court shall have  jurisdiction  to enter orders  prohibiting the impairment of contracts  and  requiring  due  notice  of any  proposed  changes  of any such contracts  including,  but not limited to, this  Agreement  and the  Financing
Agreements.  The Gaming  Disputes  Court shall remain in existence  during the
Term of this Agreement.

      7.4   Tribal  Gaming   Ordinance.   Prior  to  the  Effective  Date  and
            --------------------------
continuing  during  the Term  hereof,  the Tribe  shall  adopt and  maintain a
Tribal  Gaming  Ordinance to enable the Tribe and the Authority to fulfill its obligations under this Agreement,  the Compact and any other applicable law as required by the IGRA,  which Ordinance shall be approved by the NIGC.  Nothing contained in such Tribal Gaming Ordinance,  or actions taken pursuant thereto, shall prejudice or have a material adverse effect upon Developer's  rights set forth in this  Agreement;  including  but not  limited  to, the tribal  gaming license  requirements  of said  ordinance  applicable to the  Developer.  This provision  is not  intended  to relieve  Developer  of its  obligations  under
Section 8.8.

      7.5   Approval of this Agreement;  Stipulated  Declaratory Judgment. (a)
            -------------------------------------------------------------
The Tribe shall adopt a resolution  approving this  Agreement and  authorizing its execution by the Tribal Council President.

            (b) Upon  execution  of this  Agreement  by all the  parties,  the
Tribe and the Authority  shall file a Complaint  with the Tribal Court seeking the entry of a  stipulated  declaratory  judgment  upholding  the validity and enforceability  of this  Agreement,  the form of which will be mutually agreed to by the Tribe,  the Authority and the  Developer.  The Tribe  represents and
warrants  that  the  Tribal  Court  has  full  authority   under  the  Tribe's
Constitution   and  laws  to  enter  an  order   upholding  the  validity  and
enforceability  of this Agreement and the Financing  Agreements,  and to enter orders  prohibiting  the  impairment  of contracts and requiring due notice of any  proposed  changes of any such  contracts  including,  but not limited to, this Agreement and the Financing Agreements.

                                  ARTICLE 8

                   ADDITIONAL DUTIES AND OBLIGATIONS OF THE

                         AUTHORITY AND THE DEVELOPER

      8.1   Employment   of   Other   Professionals.    The   Authority,    in
            ---------------------------------------
consultation with the Developer,  shall select and employ other professionals, including, without limitation,  surveyors,  attorneys,  accountants and public
relations  or  advertising   firms,  to  perform  services  required  for  the
Project.

      8.2   Progress  Reports  and  Meetings.   The  PDC  shall  have  monthly
            --------------------------------
meetings (and other  meetings as may be needed) to discuss the progress of the
Project,  including,  without limitation,  updates to the Project Schedule and
Project  Budget,  any  claims  or  disputes,  the  status  of  the  work,  the administration of the Developer's  Financial  Assistance budget and accounting procedures and all other  relevant  items.  The Developer  shall submit to the
Authority  monthly  progress reports showing the then present status of design and/or  construction  of the  Project and shall meet with the  Authority  on a regular basis to review the status of the Project.

      8.3   Submission of Contracts.  The Developer  agrees promptly to submit
            -----------------------
to the  Authority  copies of all contracts  and  subcontracts  relating to the
Project from time to time received by the  Developer  and all other  documents related to the Project.  The  Developer,  with the  assistance  of the general contractor  and/or the  Construction  Manager,  shall assist the  Authority in complying  with the terms of, and maintain in full force,  all  contracts  for design  or  construction  of the  Project  and  any  surety  bonds  issued  in connection  therewith.  The  Developer  shall  give  the  Authority  immediate notice of: (i) any fault or defect  relating to  construction of any Facility;
(ii) any known  failure of any party to comply with the terms of any  contract or bond relating to any Facility,  and shall submit to the Authority copies of any  correspondence  regarding an alleged claim,  fault,  defect or default by any Person in relation to any contract or agreement  relating to any Facility, together  with  an  explanation  thereof  and  proposed  corrective  steps  of nonconformance  with the Plans and  Specifications.  All Contractors  that are members or Affiliates of the Developer  must disclose said  affiliation  prior to its execution of any contract related to the Project.

      8.4   Permits  and  Licenses.   Except  for   permitting  and  licensing
            ----------------------
requirements of the Tribe,  the Developer shall advise the Authority as to all permitting  and  licensing  requirements  for the Project,  and the  Authority shall  obtain or cause to be obtained  all permits and  licenses  required for the design, construction, equipping and opening of the Project.

      8.5   Maintenance  of Records.  The  Developer,  the general  contractor
            -----------------------
and/or the  Construction  Manager  and the  Architect,  shall  maintain on the
Property (or at the Developer's  offices in Waterford,  Connecticut) all books and  records  in  connection  with the  design,  construction,  equipping  and opening of the Project,  together with all documents and papers  pertaining to the Project, including,  without limitation,  general maintenance of such full and detailed  accounts as may be necessary for proper financial  management of the Project.  All such documents  shall at all times be open to the inspection of  the  Authority.  Copies  of  such  documents  shall  be  provided  to  the
Authority or the Authority's  representative  upon completion of each phase of the Project,  and the Developer  shall  cooperate with any audit of such books and records.  After the  expiration  or  termination  of this  Agreement,  the
Developer  shall  deliver  all such books and records  together  with all such related  documents and papers to the  Authority,  and the  Developer  shall be entitled to retain a copy.

      8.6   Staffing   of   Project.   (a)  The   Developer   shall  have  the
            -----------------------
responsibility to advise the Authority  concerning the Authority's  selection, retention and training of all initial  employees  performing  regular services in connection  with the  management,  operation and maintenance of the Project on  the  Completion  Date.  No  later  than  sixty  (60)  days  prior  to  the anticipated  Completion  Date of the Project (or any portion thereof that will be opened for business),  the Developer shall submit to the Authority, for its approval,  a detailed staffing plan for all personnel necessary to operate the
Project (or portion  thereof) in a first class  manner,  which  staffing  plan
shall   include,   without   limitation,    organizational   charts,   a   job
classification  system with job  descriptions,  salary  levels and wage scales
(the "Staffing  Plan").  The Staffing Plan shall be subject to the Authority's review and approval  (which  approval may be withheld in its sole and absolute discretion) and to compliance with the Tribe's Preference Ordinance.

      (b)   All  prospective  employees  shall be subject  to the  Authority's approval,  which approval may be withheld in the Authority's sole and absolute discretion.  All Key Personnel and any and all other  employees as required by the Director of  Regulation  of the  Authority  shall be subject to background checks to be  performed by the  Authority  (and the  Authority  shall have the right  to  reject  any  candidate  for  any  position  based  on  the  results thereof).  In order to maximize  the  benefits of the Project to the Tribe and
the  Authority,   the  Tribe's   Preference   Ordinance  shall  apply  to  the
recruitment  and training of candidates for  employment by the  Authority,  to the extent  such  preference  is  consistent  with  applicable  law in all job
categories  of  the  Project,   including,   without  limitation,   management
positions.  The Developer  shall,  pursuant to the direction of the Authority, supervise all activities  determined necessary by the Authority to recruit and train  Tribal  members,  and  other  qualified  persons  who meet  the  tribal preference,  including, without limitation, providing job fairs for members of
the  Tribe  and  clearly   specifying   the  tribal   preference  in  all  job
advertisements.

      (c)   Notwithstanding  anything  contained  herein to the contrary,  all decisions  with respect to the  management,  operation and  maintenance of the
Facilities (or portion thereof) shall be made exclusively by the Authority.

      8.7   Suitability/Licensing  Requirements.  Subject to the provisions of
            ------------------------------------
this  Section 8.7 and Section 7.4 of this  Agreement,  the  Developer  and any successors  or  assigns  of  the  Developer  shall:  (i)  be  subject  to  the regulatory  power  of  the  Authority  as  set  forth  in  the  Tribal  Gaming
Ordinance,  (ii)  demonstrate  its  suitability  for a gaming license from the
Authority and (iii)  maintain  that  suitability  throughout  the term of this
Agreement.  At  the  time  of  execution  of  this  Agreement,  Developer  has demonstrated  to  the  satisfaction  of  the  Tribe  and  the  Authority  that
Developer's   affiliates,   including  Trading  Cove  Associates,   and  their
respective  principals  hold  Gaming  Services  Registrations  issued  by  the
Division  of  Special  Revenue  for the  State  of  Connecticut  (the  "Gaming
Registrations"),  and that  SINA and  certain  of its  affiliates,  and  their respective  principals  have been qualified for licensure in conjunction  with casino  gaming  licenses  issued  by  the  State  of  New  Jersey  and/or  the
Commonwealth of The Bahamas (the "Gaming  Licenses").  Since the principals of
Developer and  Developer's  affiliated  entities have  successfully  completed background  checks  and  have  been  qualified  for  licensure  as part of the process for granting the above Gaming  Registrations and Gaming Licenses,  the
Tribe and the  Authority  acknowledge  and agree,  at the time of execution of this  Agreement,  that Developer is a suitable  company with whom to engage in gaming  related  activities  under  the  Tribe's  current  gaming  regulations applicable to the Tribe's gaming operations in the State of Wisconsin,  and is deemed  eligible for a tribal gaming license when the Tribal Gaming  Ordinance licensing  process is in place. The licensing  process set forth in the Tribal
Gaming  Ordinance  shall not be stricter than the  certification  requirements currently in effect under the Tribe's Wisconsin  licensing process.  Continued
suitability  for a tribal gaming  license  under the Tribal  Gaming  Ordinance during the term of this Agreement is a material condition of this Agreement.

                                  ARTICLE 9

              COMPENSATION TO THE DEVELOPER & TERM OF AGREEMENT

      9.1   Developer   Fee.  As   compensation   to  the  Developer  for  the
            ---------------
 Developer's   services  performed  hereunder  related  to  the  Project,  the
 Authority shall make certain  payments to the Developer ("the Developer Fee,"
 as  defined  below  in  Section  9.1(a)),   without  set-off,   deduction  or
 counterclaim  (except as may be required to satisfy an  arbitration  award in favor of the  Tribe  and/or  the  Authority  against  the  Developer  entered
 pursuant  to  the  provisions  of  Section  12.2  of  this  Agreement).   The
 Developer  Fee  shall  be paid  and  consist  of those  amounts  computed  in accordance with paragraph (a) as set forth below:

       (a)  Within  fifteen (15) days  following the end of the calendar month in which the Gaming  Facility opens and  thereafter  within fifteen (15) days following the end of each  successive  calendar month during the Term hereof, the Authority  shall pay the Developer an amount equal to five percent (5.0%)
 of Revenues from the  Facilities  received  during the  preceding  month (the
 "Developer Fee").

      (b)   Within  fifteen (15) days  following  the end of each Fiscal Month during  the  Term  hereof,  the  Authority  shall  provide  to  the  Developer operating  financial  statements derived from the preceding Fiscal Month which include, without limitation,  all Revenues generated by the Facilities and the amount of the  Developer  Fee paid or payable  to the  Developer  pursuant  to
Section 9.1(a) (the "Monthly  Financial  Statements").  Such statements  shall be  prepared  in  accordance  with GAAP,  consistently  applied,  and shall be certified as true and complete by the Authority.  Upon  reasonable  notice and at reasonable  times, the Developer,  or its duly authorized  representatives, shall have  on-site  access to, and be  entitled to  photocopy,  the books and records  of the  Authority  relating  to the  Facilities  for the  purpose  of verifying the Monthly Financial Statements.  In addition,  the Developer shall have  the  right,  at  the  Developer's  expense,  to  audit  these  financial statements by  examination  of all or any part of the books and records of the
Authority or the  Facility,  as the  Developer,  in its sole  discretion,  may require.

      (c)   Within  forty-five  (45)  days  following  the end of each  Fiscal
Quarter  during  the  Term,  the  Authority  shall  provide  to the  Developer operating  financial  statements  for the preceding  Fiscal Quarter which have been reviewed by nationally  recognized  independent  auditors selected by the
Authority which include,  without  limitation,  all Revenues  generated by the
Facilities  and  the  amount  of the  Developer  Fee  paid or  payable  to the
Developer pursuant to Section 9.1(a) (the "Quarterly  Financial  Statements").
Such  statements  shall be  prepared  in  accordance  with GAAP,  consistently applied,  and shall be certified as true and complete by the  Authority.  Upon reasonable  notice  and at  reasonable  times,  the  Developer,  or  its  duly authorized  representatives,  shall have on-site access to, and be entitled to photocopy,  the books and records of the Authority  relating to the Facilities
for  the  purpose  of  verifying  the  Quarterly  Financial   Statements.   In
addition,  the Developer shall have the right, at the Developer's  expense, to audit these  financial  statements  by  examination  of all or any part of the books and records of the Authority or the Facility,  as the Developer,  in its
sole discretion, may require.

      (d)   Within ninety (90) days  following the end of each Fiscal Year (or portion  thereof)  during  the  Term,  the  Authority  shall  provide  to the
 Developer  operating  statements  derived  from  audited  financials  for the preceding  Fiscal  Year  which  include,  without  limitation,  all  Revenues generated  by the  Facilities  and the  amount of the  Developer  Fee paid or payable  to the  Developer  pursuant  to  Sections  9. 1 (a) (the  "Year  End
 Financial Statements").  Such statements shall be prepared in accordance with
 GAAP,  consistently  applied,  and shall be certified as true and complete by the Authority and by nationally  recognized  independent auditors selected by
 the  Authority.   Upon  reasonable   notice  and  at  reasonable  times,  the
 Developer, or its duly authorized representatives,  shall have on-site access to, and be entitled  to  photocopy,  the books and  records of the  Authority relating  to the  Facilities  for the  purpose  of  verifying  the  Year  End
 Financial  Statements.  In addition,  the Developer  shall have the right, at the Developer's  expense, to audit the financial statements by examination of all or any part of the books and records of the  Authority  or the  Facility, as the Developer, in its sole discretion, may require.

      (e)   To the extent that the Developer  Fee (or portion  thereof) is not paid when due, such amounts  shall earn interest at a rate of twelve  percent
 (12%) per annum from the due date thereof  until the date payment is made (or if such  rate of  interest  is not  lawful,  at the  maximum  lawful  rate of interest).  This  Section  9.1(e)  shall  not  apply  to any  payment  of the
 Developer  Fee that has been delayed on account of the payment of any Minimum
 Priority Distribution under Section 10.1 of this Agreement.

      (f)   In the event that (i) a Casualty Event shall have  occurred,  (ii)
 the Developer has not elected to declare a Tolling Event  pursuant to Section
 13.20  hereof,  and (iii)  Revenues  for any month in which a Casualty  Event continues  are less than the Gaming  Facility  Revenues for the same month of the  preceding  year  (the  "Comparative  Month"),  then  all  proceeds  from business  interruption  insurance shall be paid to Developer by the Authority until  the  entire  amount of the  Developer  Fee  (based on the  Comparative
 Month) due each month during the period of the Casualty Event is paid.

      (g)   The  Authority   shall  provide  to  the  Developer,   solely  for
 informational  purposes,   annual  capital  and  operating  budgets  for  the
 Facilities  and any  revisions  thereto it being  understood  and agreed that
 Developer  shall have no role or  decision-making  authority  with respect to such budgets.  Such budgets  shall be provided to the  Developer  within five
 (5) days of the  Authority's  approval  of same,  but in no event  later than
 December 1st of the preceding year.

      (h)   Notwithstanding  the  provisions  of  Section  9.1(a)  above,  the
Developer,  in  each  year of the  Term  hereof  during  which  direct  impact payments  are due under the Local  Government  Agreement  as  defined  below), shall  reimburse the Tribe or the Authority (as  applicable) for fifty percent
(50%) of the direct impact payments (up to a maximum annual  reimbursement  of
Three  Million  ($3,000,000.00)  Dollars)  required to be paid by the Tribe or the Authority to the County of Sullivan,  pursuant to Sections 4 (b) or (c) of the  agreement  between  the Tribe and the County  dated as of the 24th day of
January,  2002 (the "Local Government  Agreement"),  such reimbursement  being made by reducing the amount of the  Developer  Fee due and payable in the last month of the quarter in which the direct impact mitigation  payment is due and this Section is applicable.  For example,  if the Tribe makes direct  payments of $3.75 million quarterly to the County under the Local Government  Agreement
(for a total of $15 million annually),  the Developer's Fee will be reduced by
$1.875  million in the 1st  quarter  and by $1.125 in the 2nd  quarter  (for a total annual amount of $3 million).

      9.2   Term.  The  term of this  Agreement  shall  commence  on the  date
            ----
first  above  written,  and shall  continue  for a period of twenty (20) years after the opening of the Gaming  Facility to the general  public (the "Term");
provided,  however,  that this Agreement shall remain in full force and effect until all Developer Fees have been paid in accordance with this Article 9.

      9.3   Tribe's    Termination    Option.    Notwithstanding   any   other
provisions  of this  Agreement,  the Tribe,  the  Authority  and the Developer
agree that at the sole option of the Tribe and the  Authority,  but subject to satisfaction  of all of the conditions  set forth below,  all of the rights of the Developer  pursuant to this  Agreement may be purchased and  terminated by the Tribe and the Authority (the  "Termination  Option"),  on a date specified by the Tribe and the  Authority,  which  date shall not be before the last day of the  eighty-fourth  (84th) full  calendar  month  following  the first full month  after the opening of the Gaming  Facility  to the  general  public (the
"Accelerated   Termination  Date").  In  order  to  effectively  exercise  the
Termination  Option,  the  Tribe  and the  Authority  shall  comply  with  the provisions  set  forth  in  Sections  9.3 (a),  (b),  (c),  (d) and (e)  below including,  without  limitation,  the payment to Developer  of a  commercially reasonable  termination  fee to be  negotiated by the parties or as determined in  accordance  with the  procedures  set forth  below in Section 9.3 (i) (the
"Termination   Fee").   In  order  to  receive  the  Termination  Fee  on  the
Accelerated  Termination  Date,  the Developer  shall provide to the Tribe and the Authority, the full release specified in Section 9.3 (f) below.

   (a)            Subject to the  procedure  set forth  below in  Section  9.3
         (i),  the Tribe and the  Authority  shall  give  joint  notice to the
         Developer of their exercise of the  Termination  Option not less than
         60  days  (nor  more  than  120  days)   prior  to  the   Accelerated
         Termination  Date which date  shall be set forth in the  notice.  The
         Termination  Option  notice shall include  documentation  prepared by the Tribe's and the  Authority's  financial  advisor  specifying  the
         Tribe's and the Authority's  proposed  Termination Fee that the Tribe and the Authority believe is commercially  reasonable and the reasons supporting  such opinion  including the factors  analyzed in arriving at the proposed Termination Fee and the method of calculation.

   (b)            The Tribe and the Authority  shall fully pay and satisfy all of the  indebtedness  evidenced by any Junior  Financing  provided by
         Developer  (or any  Developer  Guarantor)  to the  Tribe  and/or  the
         Authority  pursuant  to  Section  6.3 of  this  Agreement,  including principal,  accrued,  fees and other  charges due  pursuant to any of such Junior Financing on or before the Accelerated Termination Date.

   (c)            The Tribe and the  Authority  shall  obtain  and  deliver to
         Developer  on or before the  Accelerated  Termination  Date  releases from all Senior  Lenders to any  Completion  Guarantees  provided  by
         Developer  (or any  Developer  Guarantor)  pursuant to Section 6.3 of this Agreement in conjunction with any Senior Financing  entered into by  the  Tribe  or  the  Authority  pursuant  to  Article  6 of  this
         Agreement,  which releases shall be in form and substance  reasonably satisfactory  to Developer  and the Developer  Guarantors,  and fully release both the Developer and each Developer  Guarantor from any and
         all  Completion   Guarantees   they  may  have  provided  under  this
         Agreement.

   (d)            The Tribe and the  Authority  shall tender to the  Developer and  each  Developer  Guarantor  a  full  release  dated  as  of  the
         Accelerated  Termination  Date,  in  form  and  substance  reasonably satisfactory  to Developer and each  Developer  Guarantor,  of all of
         Developer's and Developer  Guarantor's  obligations  pursuant to this
         Agreement,  and any and all claims,  whether  asserted or unasserted, known or unknown,  liquidated or  contingent,  which the Tribe or the
         Authority  or  any  of  their  respective  shareholders,   directors,
         officers,  members,  governmental  agencies or affiliates may have or be entitled to assert  against  Developer or any Developer  Guarantor
         or  any  of  their  respective  shareholders,   directors,  officers,
         agents,  employees,  members or affiliates,  related to the Agreement and  any  and all  events  occurring  on or  before  the  Accelerated
         Termination Date.

   (e)            The Tribe  and the  Authority  shall  pay on or  before  the
         Accelerated  Termination  Date  (i)  all  amounts  due  to  Developer pursuant to this Agreement  including any outstanding  Developer Fees
         accruing   through  the  Accelerated   Termination  Date  (which  the
         Developer  shall be permitted to audit in advance of the  Accelerated
         Termination date) and (ii) the Termination Fee.

   (f)            In exchange for the Termination  Fee, the Developer and each
         Guarantor  shall tender to the Tribe and the Authority a full release dated as of the Accelerated  Termination  Date, in form and substance reasonably  satisfactory  to the Tribe and the  Authority,  of all of
         Tribe's and the Authority's  obligations  pursuant to this Agreement, and any and all  claims,  whether  asserted or  unasserted,  known or unknown,  liquidated  or  contingent,  which  the  Developer  or  the
         Developer  Guarantors  or  any  of  their  respective   shareholders,
         directors,  officers,  agents, employees,  members or affiliates, may have or be entitled to assert  against the Tribe or the  Authority or any of their respective shareholders,  directors,  officers, members, governmental  agencies or affiliates related to the Agreement and any and all events  occurring  on or before the  Accelerated  Termination
         Date.

   (g)            Developer  shall on or before  the  Accelerated  Termination
         Date  surrender  possession  of any offices or other  portions of the
         Project  previously  occupied by Developer  and shall remove from the
         Project,   without  causing  any  damage   thereto,   any  furniture,
         fixtures,  equipment  or  other  items  of  personal  property  owned exclusively  by  Developer  (all files  pertaining  to the Project to remain the  property  of the  Authority  and remain at the  Project).
         Any such  personal  property  not so removed  from the Project by the
         Accelerated  Termination Date shall be conclusively  presumed to have been  abandoned by Developer and title thereto shall  thereupon  pass to the Authority without any cost.

   (h)            If the Tribe and the  Authority  fail to satisfy  any of the conditions  set forth in Sections 9.3 (a),  (b),  (c), (d) and (e) on or  before  the  Accelerated  Termination  Date,  then the  attempted exercise  of the  Termination  Option  shall be null and void and the remainder of this  Agreement  shall  continue in effect  according to its terms;  provided  however,  that if such failure is a result of a failure  to satisfy  the  conditions  of Section  9.3 (b) or (c) or a failure  to  obtain  the  requisite  financing  necessary  to pay the
         Termination  Fee  pursuant  to  Section  9.3 (e),  the  Tribe and the
         Authority  shall have one (1) additional  opportunity to exercise the
         Termination  Option  during the Term of this  Agreement in accordance with this Section 9.3. If the  Developer or any  Developer  Guarantor
         fails to provide  the full  release  specified  by Section 9.3 (f) on the  Accelerated  Termination  Date such failure shall not render the
         Termination  Option  null and void,  but rather the  Termination  Fee shall be escrowed with the Tribe and/or the Authority's  lender until such time as Developer's (and Developer  Guarantors') full release is received.

   (i)           Within  thirty  (30) days of receipt of the  Tribe's  and the
         Authority's  Termination  Option notice  specified in Section 9.3 (a)
         above,  the  Developer  shall  provide to the Tribe and the Authority
         documentation   prepared  by  the   Developer's   financial   advisor
         specifying the  Developer's  proposed  Termination Fee that Developer believes is commercially  reasonable and the reasons  supporting such opinion  including  the factors  analyzed in arriving at the proposed
         Termination  Fee and the method of  calculation.  Within  thirty (30)
         days following receipt of the documentation  provided by Developer to the Tribe and the  Authority,  the parties  agree to meet  informally with their respective  financial advisors in an effort to arrive at a
         Termination  Fee that is  acceptable  to both  parties.  In the event the parties are unable to agree upon an acceptable  Termination  Fee, the parties agree to select a mutually agreeable  representative from an  investment-banking  firm which person shall act as an  arbitrator of the  dispute.  If the parities are unable to agree upon the person to act as  arbitrator,  each party shall  select one  arbitrator  and those two  arbitrators so selected  shall select a third  arbitrator.
         The three  arbitrators  shall then act as an arbitration  panel.  The arbitrator  (or  arbitrator  panel) so selected  shall  establish  an expedited  schedule  of dates and  rules  that the  parties  agree to follow that shall allow the  arbitrator  to, within  forty-five  (45)
         days of appointment,  (i) receive written submissions from each party supporting  that  party's  position,  (ii) convene a hearing at which
         each  party  shall  be  entitled  to  articulate   their   respective
         positions,  (iii) receive  post-hearing  written submissions from the parties and (iv) render an decision  establishing the Termination Fee that the  parties  agree  shall be binding  and  non-appealable.  The parties agree that the above  procedure  shall replace the procedures set forth in Section 12.3 of this  Agreement with respect to disputes concerning the  determination  of the  Termination  Fee, but that the arbitrator's  decision shall be  enforceable  in accordance  with the provisions of Article 12 of this Agreement.

                                  ARTICLE 10

                      CERTAIN COVENANTS OF THE AUTHORITY

      10.1  Payments to the Tribe.  (a)   Other  than  the  Minimum   Priority
            ---------------------
Distribution  set forth in Section 10.1(b) below, the Authority shall not make any payment or distribution to or for the benefit of the Tribe,  any Affiliate of the Tribe,  or make any  distribution  to members of the Tribe (i) prior to the payment in full of the Developer  Fees then due, or (ii) at anytime if any
Developer Fees are outstanding.

           (b) Minimum  Priority   Distribution.   Within  fifteen  (15)  days
               --------------------------------
following  the end of the calendar  month in which the Gaming  Facility  opens and thereafter  within fifteen (15) days following the end of each  successive month  during  the Term  hereof,  the  Authority  shall  pay to the  Tribe one twelfth (1/12) of the Minimum Priority  Distribution  from the Revenues of the
Facilities,   to  the  extent  available.  Any  underpayment  of  the  Minimum
Priority  Distribution  in any  calendar  month  shall be added to the Minimum
Priority  Distribution  due the following  calendar  month.  The Developer Fee shall be  subordinate  in all respects to the payment of the Minimum  Priority
Distribution.

      10.2  Affiliate  Transactions.  The  Authority  shall not  sell,  lease,
            -----------------------
transfer  or  otherwise  dispose  of any of its  properties  or assets  to, or purchase  any  property or assets  from,  or enter into or make any  contract, agreement,  understanding, loan, advance or Guarantee with, or for the benefit of the Tribe,  an  Affiliate  of the Tribe or an  Affiliate  of the  Authority
(each  of  the  foregoing,  an  "Affiliate  Transaction"),   unless  (i)  such
Affiliate  Transaction is on terms that are no less favorable to the Authority than those that would have been  obtained in a comparable  transaction  by the
Authority  with an unrelated  Person,  and (ii) the Authority  delivers to the
Developer (a) with respect to any Affiliate  Transaction  involving  aggregate payments in excess of Two Million Dollars  ($2,000,000),  a resolution adopted by the Authority  approving  such  Affiliate  Transaction  and set forth in an
Officer's   Certificate  a  certification  that  such  Affiliate   Transaction
complies  with  clause  (i)  above,  and (b)  with  respect  to any  Affiliate
Transaction  involving  aggregate  payments in excess of Ten  Million  Dollars
($10,000,000),  a written  opinion as to the fairness to the Authority  from a financial point of view issued by an Independent Financial Advisor.

      10.3  Subsidiaries.  The Authority  will not create,  acquire or own any
            ------------
instrumentality,  subdivisions  or  subunits  unless the actions and assets of such  instrumentalities,  subdivisions  or subunits are subject to or bound by the terms of this Agreement.

      10.4  Business Purpose.  During the Term, the Authority (or any assignee
            ----------------
of the Authority  permitted  under this  Agreement),  directly or  indirectly, shall  not  engage  in any  business  or  activity  other  than the  Principal
Business.

      10.5  Operation  of Gaming  Facility.  During  the Term,  the  Authority
            ------------------------------
shall  operate  the Gaming  Facility  for the  primary  purpose of  conducting
Gaming,  in  accordance  with  all  applicable  Compact  provisions,   related
agreements and  regulations.  The Developer  shall not participate in nor have any authority regarding the operation or management of the Gaming Facility.

      10.6  Replacement  or  Restoration  Following  Casualty.  If  all  or  a
            -------------------------------------------------
portion  of the  Facilities  are  damaged  by  fire  or  other  casualty,  the
Authority  promptly  shall cause the  Facilities to be replaced or restored to substantially  the same  condition  (or  better) as  immediately  prior to the occurrence  of such  fire or other  casualty;  provided,  however,  that in no event  shall the  Authority  be  obligated  to expend for any  replacement  or restoration  an amount in excess of the  insurance  proceeds  recovered by the
Authority and  allocable to the damage to the  Facilities  after  deduction of any amounts  required to be paid to any holder of  Indebtedness.  If insurance
proceeds  are  not  available  to  the  Authority  for  such   replacement  or
restoration,  the Authority shall use reasonable  efforts to obtain  financing on  commercially  reasonable  terms  (including  terms which provide  recourse only to cash of the Authority  and  undistributed  and future  revenues of the
Authority) to undertake such replacement or restoration of the Facilities.

                                     ARTICLE 11

                                    TERMINATION

      11.1  Material  Breach.  This  Agreement  may only be  terminated by the
            ----------------
Authority or the Developer if the other party  commits any material  breach or fails to perform any material duty or obligation of this Agreement,  except as otherwise  provided  in Section  9.3 of this  Agreement.  Upon  learning  of a material breach or default,  the non-breaching party shall send written notice of:  (i) any  monetary  material  breach or  default  to the  breaching  party within ten (10) days of  learning  of the  breach,  and (ii) any  non-monetary material  breach  within  thirty (30) days of  learning of the breach.  If the
breaching   party  fails  to  cure  the  material  breach  or  default  within forty-five (45) days of receipt of such written notice from the  non-breaching party, the  non-breaching  party may terminate this Agreement by providing the defaulting  party with a notice of  termination  (which  shall be  immediately effective).  Notwithstanding the above, the Tribe and the Authority shall have no right to terminate this Agreement for any reason after the Completion  Date of the first  phase of the Gaming  Facility;  provided,  however,  that if the
Developer  acts  in  bad  faith  or  is  grossly  negligent  with  respect  to
Developer's  obligations to perform development services related to Expansions of the Project  after the  Completion  Date of the first phase of the Project, unreasonably  refuses to perform any material  development services related to future  Expansions of the Project after being reasonably  directed to do so by the Authority or fails to continue to meet the  suitability  requirements  for licensure  pursuant to Section 8.7 of this Agreement:  then (i) the Authority, subject to the provisions of Article 12 of this Agreement,  as its sole remedy under this Agreement,  may terminate  Developer's  exclusive rights to perform development  services  related to  Expansions  of the  Project as set forth in
Recital F, and (ii) Developer  shall be paid a Developer Fee for the remainder of the Term of this  Agreement in an annual  amount equal to the amount earned by Developer under this Agreement in the calendar year  immediately  preceding the termination of Developer's  future  services (e.g., if Developer's  annual
Developer Fee in the calendar year  immediately  preceding the  termination of
Developer's  exclusive development rights is $20 million, the annual Developer
Fee payable to Developer  for each year (or portion  thereof) of the remainder of the Term of the  Agreement  would be $20 million,  prorated for any partial year).

      11.2  Failure  of Tribe to Obtain  Required  Approvals.  The  failure of
            -------------------------------------------------
the Tribe and/or the  Authority  to obtain the Required  Approvals by December
31, 2002 shall be grounds for  termination  of this Agreement by the Developer upon written notice to the Tribe and/or the  Authority.  Neither the Tribe nor
the Authority  has any  liability  for any funds  expended or committed by the
Developer under this Agreement in the event of termination  under this Section
11.2.

      11.3  Failure  to Secure  Agreements  Under  Article  6. The  failure to
            -------------------------------------------------
secure the Financing  Agreements and/or Completion Guaranty in accordance with
Sections 6.2 and 6.3 of this  Agreement,  or any one of them,  by December 31,
2004,  shall be grounds for  termination  of this  Agreement by the  Authority upon  written  notice to the  Developer.  Neither the Tribe nor the  Authority
has any liability for any funds  expended or committed by the Developer  under this Agreement in the event of termination under this Section 11.3.

      11.4  Stay  of  Termination  Pending  Arbitration.   If  a  party  shall
            -------------------------------------------
exercise  its right to  terminate  pursuant  to  Sections  11.1,  11.2 or 11.3 above,  and there is a material  dispute in  arbitration  with  respect to the terms of this Agreement or circumstances  regarding such termination  pending, then the termination shall be stayed until such time as the issue is resolved.

                                  ARTICLE 12

                              DISPUTE RESOLUTION

      12.1  Authority's  Limited  Consent  to  Suit.  (a)  The  Authority,   a
            ---------------------------------------
subordinate  economic  entity  chartered  by the Tribe  pursuant to the Tribal
Council's power under Article VII,  Section 1(g) of the Tribe's  Constitution,
shares the Tribe's  sovereign  immunity.  Subject to Section  12.4 below,  the
Authority  (and the Tribe on behalf of the  Authority)  expressly  waives  the
Authority's  immunity  from  unconsented  suit,  solely  for  the  purpose  of permitting the Developer to seek the following  actions and remedies:  (i) the enforcement of an award of actual damages by arbitration;  provided,  however,
that  the   arbitrator(s)   and/or  the  court  shall  have  no  authority  or
jurisdiction  to  order  execution  against  any  assets  or  revenues  of the
Authority  except those set forth in Section 12.4 below,  (ii) the enforcement of a  determination  by an arbitrator that prohibits the Authority from taking an action that would prevent the operation of this  Agreement or the Developer from  performing  this Agreement  pursuant to its terms,  or that requires the
Authority to specifically  perform any obligation under this Agreement,  (iii)
an action to compel  arbitration  pursuant to Section  12.3 and/or to preserve the status  quo for  forty-five  (45) days  during  disputes  as  required  by
Section  12.6 for  which a  demand  notice  for  arbitration  has  been  given pursuant  to Section  12.3,  and (iv) an action to enforce the  provisions  of
Sections 13.15 and 13.18 of this Agreement  during a pending dispute for which a demand notice for  arbitration  has been given  pursuant to Section 12.3, in the event the Authority  breaches Section 13.15 or 13.18 prior to the entry of an arbitrator's  order under Section 12.3, or if the arbitrator has refused to issue an order under Section 12.3 regarding the  enforcement of the provisions of  Section  13.15 or  13.18.  The  parties  agree  that  any  suit  commenced pursuant  to this  Section  12.1  shall be brought  in: (a) the United  States
District  Court for the Southern  District of New York (and appeals  therefrom shall be brought in the United States  Circuit Court of Appeals for the Second
Circuit  and the United  States  Supreme  Court) or (b) if the  United  States
Federal  Courts  lack  jurisdiction,  in the  Supreme  Court of New York  (and appeals  therefrom  shall be brought in the New York State  Appellate  Courts)
or, (c) if none of the foregoing courts have  jurisdiction,  then in any court of competent jurisdiction  including,  but not limited to, the Gaming Disputes
Court or Tribal  Court.  The  Authority,  subject  to the  provisions  of this
Section  12.1,  hereby:   (i)  accepts  the  exclusive   jurisdiction  of  the
aforesaid  courts,  (ii) irrevocably  agrees to be bound by any final judgment
(after any and all appeals) of any such court, and (iii)  irrevocably  waives, to the fullest  extent  permitted  by law, any  objection  which it may now or hereafter  have to the  laying  of venue of any suit,  action  or  proceedings brought in any such court,  and  further  irrevocably  waives,  to the fullest extent  permitted  by law,  any  claim  that any suit,  action or  proceedings brought in any such  court has been  brought in any  inconvenient  forum,  and
(iv) with respect to the  enforcement  of an award  rendered in an arbitration conducted pursuant to Section 12.3, the Authority hereby  irrevocably  accepts and submits to the  exclusive  jurisdiction  of such Court with respect to any such action,  suit or  proceeding.  The Authority and the Tribe,  on behalf of the  Authority,  expressly  waive  any  requirement  of  exhaustion  of tribal remedies,  and agree that they will not present any affirmative  defense based on any alleged failure to exhaust such remedies.  The limited waiver contained in this  Section  12.1 shall be strictly  construed  as limited to the actions and  remedies  contained  herein  against  the  Authority,  and  shall  not be construed  as  limiting  the  power of the  arbitrator  or the  court to award remedies  provided  for in this  Agreement  against any other  Parties to this
Agreement.

      (b)   Service of Process.  The Authority  hereby appoints CSC The United
            ------------------
States Corporation  Company,  80 State Street,  Sixth Floor,  Albany, New York
12207,  as its  authorized  agent on which  any and all legal  process  may be served  in any  action,  suit or  proceeding  which is  brought  in any  Court referenced  above.  The  Authority  agrees that  service of process  upon such agent,  together  with  notice of such  service  given as  provided in Section
13.6,  shall be deemed  to be  effective  service  of  process  upon it in any action,  suit or  proceeding  referred  to in this  Section  12.1.  If for any reason such agent shall cease to be  available to act as such,  the  Authority agrees  to  designate  a new  agent  in New  York,  on the  terms  and for the
purposes  of  this  Section  12.1,  and  the  Authority   shall,  as  soon  as
practicable,  give  notice to the other  Parties  of such new  agent.  Nothing herein  shall be deemed to limit the ability of any party  hereto to serve any such legal process in any other manner permitted by applicable law.

      12.2  Tribe's  Limited  Consent to Suit. (a) If: (a) the  Authority,  or
            ---------------------------------
a successor  entity formed pursuant to Section 13.8 of this  Agreement,  is no longer in  existence,  or has had its  authority  to perform  the  Authority's
obligations   and   responsibilities   under  this  Agreement   diminished  or
abolished,  or  (b)  the  arbitrator  or a  court  compelling  arbitration  or enforcing  an  arbitrator's  award  finds  that the Tribe is an  indispensable party  (as that  term is  defined  in the  rules of the  American  Arbitration
Association,  the Federal  Rules of Civil  Procedure  or the New York Rules of
Civil  Procedure),  so that  arbitration  cannot  proceed  unless the Tribe is joined,  or (c) the Tribe breaches the provisions of Section 13.15 or 13.18 of this Agreement,  then the Tribe  expressly  agrees (subject to the limitations set  forth in  Section  12.4 of this  Agreement)  to a  limited  waiver of its immunity  from  unconsented  suit,  solely for the purpose of  permitting  the
Developer to seek the following  actions and remedies:  (i) the enforcement of an award  of  actual  damages  by  arbitration;  provided,  however,  that the arbitrator  and/or the court shall have no authority or  jurisdiction to order execution  against any assets or revenues of the Tribe  except those set forth in  Section  12.4  below,  (ii)  the  enforcement  of a  determination  by  an arbitrator  that  prohibits the Tribe from taking an action that would prevent the operation of this  Agreement  pursuant to its terms,  or that requires the
Tribe to specifically  perform any obligation  under this Agreement,  (iii) an action to compel  arbitration  pursuant to Section 12.3 and/or to preserve the status quo for  forty-five  (45) days  during  disputes as required by Section
12.6 for which a demand  notice for  arbitration  has been given  pursuant  to
Section 12.3,  and (iv) an action to enforce the  provisions of Sections 13.15 and  13.18 of this  Agreement  during a  pending  dispute  for  which a demand notice for  arbitration  has been given pursuant to Section 12.3, in the event the  Tribe  breaches  Section  13.15  or  13.18  prior  to  the  entry  of  an arbitrator's  order under  Section  12.3 or if the  arbitrator  has refused to issue an order under Section 12.3  enforcing  the  provisions of Section 13.15 or 13.18.  Any action  brought under this Section 12.2 shall be brought in the courts set forth in Section  12.1.  The Tribe,  subject to the  provisions  of this Section  12.2,  hereby:  (i) accepts the  exclusive  jurisdiction  of the aforesaid  courts,  (ii) irrevocably  agrees to be bound by any final judgment
(after any and all appeals) of any such court, and (iii)  irrevocably  waives, to the fullest  extent  permitted  by law, any  objection  which it may now or hereafter  have to the  laying  of venue of any suit,  action  or  proceedings brought in any such court,  and  further  irrevocably  waives,  to the fullest extent  permitted  by law,  any  claim  that any suit,  action or  proceedings brought in any such  court has been  brought in any  inconvenient  forum,  and
(iv) with respect to the  enforcement  of any award rendered in an arbitration conducted pursuant to Section 12.3, the Tribe hereby  irrevocably  accepts and submits to the exclusive  jurisdiction  of such Court with respect to any such action,  suit or proceeding.  The Tribe  expressly  waives any  requirement of exhaustion  of  tribal  remedies,  and  agrees  that it will not  present  any affirmative  defense  based on any alleged  failure to exhaust such  remedies.
The  Tribe's  limited  consent to suit is  expressed  by a  resolution  of the
Tribal Council (the  "Resolution")  which  Resolution is attached as Exhibit A
to  this  Agreement  and  incorporated   herein  solely  for  the  purpose  of
referencing this Section 12.2. To the extent any inconsistency  exists between the  provisions  of this Section 12.2 and the  Resolution,  the  provisions of this Section 12.2 shall prevail.  The limited waiver contained in this Section
12.2  shall be  strictly  construed  as limited to the  actions  and  remedies contained  herein  against the Tribe,  and shall not be  construed as limiting the power of the  arbitrator  or the court to award  remedies  provided for in this Agreement against any other Parties to this Agreement.

      (b)   Service  of  Process.  The Tribe  hereby  appoints  CSC The United
            --------------------
States Corporation  Company,  80 State Street,  Sixth Floor,  Albany, New York
12207,  as its  authorized  agent on which  any and all legal  process  may be served  in any  action,  suit or  proceeding  which is  brought  in any  Court referenced  to above.  The Tribe  agrees  that  service of  process  upon such agent,  together  with  notice of such  service  given as  provided in Section
13.6,  shall be deemed  to be  effective  service  of  process  upon it in any action,  suit or  proceeding  referred  to in this  Section  12.2.  If for any reason  such  agent  shall  cease to be  available  to act as such,  the Tribe agrees  to  designate  a new  agent  in New  York,  on the  terms  and for the purposes of this Section 12.2,  and the Tribe shall,  as soon as  practicable, give notice to the other  parties of such new agent.  Nothing  herein shall be deemed  to limit the  ability  of any  party  hereto  to serve any such  legal process in any other manner permitted by applicable law.

      12.3  Arbitration.  All disputes,  controversies,  or claims arising out
            -----------
of or relating to this Agreement or the  termination  of this Agreement  shall
be  settled  by  binding   arbitration  in  accordance   with  the  commercial
arbitration  rules of the  American  Arbitration  Association  and the Federal
Arbitration  Act.  The parties  agree that  binding  arbitration  shall be the sole remedy as to all  disputes,  controversies,  or claims  arising out of or relating  to this  Agreement,  unless the  parties  mutually  agree in writing otherwise.  The arbitrator(s) shall have no authority to award  consequential, incidental or punitive  damages,  or attorney's  fees or costs but, shall have the authority to award actual damages and/or equitable relief,  including, but not limited to, an emergency  order for  temporary or  preliminary  injunctive relief  entered on short  notice to preserve the status quo for 45 days during disputes as  required  by Section  12.6 of this  Agreement,  and an  emergency order for temporary or preliminary  injunctive  relief entered on short notice enforcing the  provisions of Sections  13.15 and 13.18 of this  Agreement.  In determining  any  matter,  the  arbitrator(s)  shall  apply  the terms of this
Agreement,  including,  without  limitation,  Sections 12.4 and 12.5,  without adding to,  modifying or changing  the terms in any  respect,  and shall apply the laws of the State of New York. All  arbitration  hearings shall be held at a place  designated by the  arbitrator(s)  in New York, New York.  Arbitration shall be  initiated  by the  Party  making  the claim by  service  of a demand notice for  arbitration  pursuant  to Section  13.6 of this  Agreement  within one-hundred eighty (180) days of actual notice of the claim.

      12.4  Limited  Liability of the Tribe;  Authority's  or Tribe's  Assets.
            --------------------------------  -------------------------------
Nothing  in  this  Agreement  shall  obligate  or  authorize  the  payment  or encumbrance  of any assets or  revenues  of the  Authority  or the Tribe other
than  cash  of  the  Authority   (except  to  the  extent  the  Authority  can
demonstrate  such cash was derived  from a source  other than the  Facilities)
and undistributed and future revenues of the Facilities. No director,  officer or office holder, employee,  agent,  representative or member of the Authority or the Tribe shall have any personal  liability for any  obligations of either the Tribe or the Authority  under this  Agreement or for any claim based upon, in  respect  of, or by reason of such  Agreement,  or  related  in any  manner whatsoever  to this  Agreement.  Except as set forth in  Section  12.2 of this
Agreement,  the Tribe shall not have any liability for any  obligations of the
Authority  under this Agreement or for any claim based upon, in respect of, or by reason of such obligations or their creation.

      12.5  Limit of Damages  Payable by Developer.  Notwithstanding  anything
            --------------------------------------
in  this  Agreement  to the  contrary,  the  Developer  shall  not  be  liable hereunder  for the payment of damages to the Authority in excess of the amount of Ten Million ($10,000,000.00) Dollars.

      12.6  Performance  During  Disputes.  The  parties  mutually  agree that
            -----------------------------
during any kind of controversy,  claim,  disagreement  or dispute,  including, without  limitation,  a dispute  as to the  validity  of this  Agreement,  the
Authority  and  the  Developer   shall  continue  their   performance  of  the
provisions  of this  Agreement  for a period  of  forty-five  (45)  days  from receipt of a notice of  material  breach  pursuant to Section  11.1,  provided funds  necessary  to pay Project  costs which  continue to be incurred  (other than amounts in dispute) continue to be available.

                                  ARTICLE 13

                           MISCELLANEOUS PROVISIONS

      13.1  Force Majeure Events.  Notwithstanding  anything in this Agreement
            --------------------
to the contrary,  the parties  hereto shall be excused from their  obligations hereunder to the extent and for so long as such party shall be prevented  from compliance  by reason  of  "Force  Majeure  Causes,"  provided  notice of such inability to comply is given to the other party to this  Agreement  within ten
(10) days after actual  knowledge of the occurrence by the party giving notice of the applicable Force Majeure Cause.

      13.2  Authorization.  The  Parties  represent  and warrant to each other
            -------------
that each has full power and  authority  to execute this  Agreement  and to be bound by and perform the terms hereof.  Each party shall  furnish  evidence of such  authority to the other.  The parties each  represent  and warrant to the other that the execution,  delivery and  performance  of this Agreement  shall not conflict with the terms of their organizational  documents,  any agreement to which it is a party or by which it is bound or any law,  rule or regulation to which it is subject.

      13.3  Relationship.  The Tribe,  the Developer  and the Authority  shall
            ------------
not be  construed  as joint  venturers  or partners of each other by reason of this Agreement,  and no party shall have the power to bind or obligate another party  except as set forth in this  Agreement.  The  Developer  is retained by the Tribe and the Authority  only for the purposes and to the extent set forth in this  Agreement,  and the  Developer's  relationship  to the  Tribe and the
Authority shall be that of an independent contractor.

      13.4  Governing  Law. The rights and  obligations of the parties and the
            --------------
interpretation  and  performance  of this  Agreement  shall be governed by the laws of the State of New York.

      13.5  Amendment.  No  modification  or amendment to this Agreement shall
            ---------
be effective  unless mutually agreed upon by the parties in writing and unless such modification or amendment has received any required regulatory approval.

      13.6  Notices.  All notices,  demands,  requests or other communications
            -------
which  may be or are  required  to be  given,  served  or sent to any party in connection  with the matters which are the subject of this Agreement  shall be in writing and shall be  personally  delivered  to such party or mailed  first
class,   certified  mail,  return  receipt  requested,   postage  prepaid,  or
transmitted  by a major  overnight  commercial  courier or by facsimile to the address for such party as set forth below, or to such other address  furnished by such parties for such  purpose by means of notice  pursuant to this Section
13.6:

           If to Developer or Developer Guarantors:

            c/o Trading Cove
            914 Hartford Turnpike
            P.O. Box 60
            Waterford, CT 06385
            Attn:  Len Wolman, Chief Executive Officer
            Phone:  (860) 442-4559
            Facsimile:  (860)  447-8554

           With copies to:

            c/o Sun International
            Coral Towers
            P.O. Box N-4777
            Paradise Island
            Nassau, The Bahamas
            Attn:  Charles Adamo
            Phone:  (242) 363-2509
            Facsimile:  (242) 363-4581

           And to:

            Boies, Schiller & Flexner LLP
            80 Business Park Drive
            Suite 110
            Armonk, New York 10504
            Attn:  Philip Korologos, Esq.
            Phone:  (914) 749-8200
            Facsimile:  (914) 273-9810

           If to the Tribe or the Authority:

            c/o Stockbridge-Munsee Band of Mohican Indians
            N8476 MohHeCon Nuck Road
            P. O. Box 70
            Bowler, Wisconsin  54416
            Attn:  Robert Chicks, Tribal President
            Phone:  (715) 793-4111
            Facsimile:  (715) 793-4856

           With copy to:

            Stockbridge-Munsee Band of Mohican Indians
            N8476 MohHeCon Nuck Road
            P. O. Box 70
            Bowler, Wisconsin  54416
            Attn:  Sharon Greene-Gretzinger, Tribal Attorney
            Phone:  (715) 793-4392
            Facsimile:  (715) 793-4856

            And to:

            Waltraud A. Arts, Esq.
            Quarles & Brady LLP
            Firstar Plaza
            One South Pinckney Street
            Suite 600
            Madison, Wisconsin  53703-2808
            Phone:  (608) 283-2469
            Facsimile:  (608) 251-9166

      Notices  delivered  by mail  shall be deemed  given  five (5) days after such  mailing.  Notices  given by hand  delivery  shall be deemed given on the date of delivery.  Notices  given by  overnight  commercial  courier  shall be deemed  given on the  business  day  immediately  following  transmittal,  and notices  delivered  by  facsimile  shall  be  deemed  given  on  the  date  of transmission if the transmission is confirmed.

      13.7  Third Party  Beneficiary.  This Agreement is  exclusively  for the
            ------------------------
benefit of the parties  hereto,  and it may not be enforced by any party other than the parties to this  Agreement  and shall not give rise to  liability  to any third  party  other  than the  authorized  successors  and  assigns of the parties pursuant to Section 13.8.

      13.8  Successors  and  Assigns.  The benefits  and  obligations  of this
            ------------------------
Agreement  shall  inure to and be binding  upon the  parties  hereto and their respective  successors and assigns.  This  Agreement  shall not be assigned by the Developer or the Developer  Guarantors  without the prior written  consent of the Authority  (which consent shall not be  unreasonably  withheld) and any required  approvals  by  the  Bureau  of  Indian  Affairs  or  its  authorized representatives;  provided,  however,  that Developer shall (i) have the right to assign the  receipt of  Developer  Fee  payments  at any time  without  the consent  of the  Authority  and (ii)  shall  have the  right  to  assign  this
Agreement  after the  completion  of the  Project  without  the consent of the
Authority  provided the assignee  complies  with the  licensing  provisions of
Section 8.7 of this  Agreement.  This  Agreement  shall not be assigned by the
Authority  without the prior written  consent of the Developer  (which consent shall not be unreasonably  withheld),  provided,  however,  that the Authority may,  without  the  consent of the  Developer,  but  subject  to any  required approvals of the Bureau of Indian  Affairs or its  authorized  representative, assign this Agreement to the Tribe,  another  instrumentality  of the Tribe or an entity  wholly  owned by the Tribe  organized  to conduct  the  Authority's gaming  enterprise and the business of the Facility if such assignment is made after the Effective Date,  provided such entity has credit worthiness equal to or greater than the Authority.  In the event of any such permitted  assignment by the Authority,  the Authority's authorized assignee, or the Developer,  the assigning  party  shall be relieved of its  obligations  under this  Agreement which  accrue  from and after the date of the  assignment,  provided  that the assignee  shall assume in writing the  obligations  of the assignor under this
Agreement  and  agree to  perform  and be bound by the  terms  and  provisions hereof effective from and after the date of such assignment.

      13.9  Severability.  The  invalidity  of  any  one  or  more  provisions
            ------------
hereof  or of any  other  agreement  or  instrument  given  pursuant  to or in connection  with this  Agreement  shall not affect the  remaining  portions of this Agreement or any such other  agreement or instrument or any part thereof, all of which are inserted  conditionally on their being held valid in law; and
in the event that one or more of the  provisions  contained  herein or therein should be  invalid,  or should  operate to render this  Agreement  or any such other  agreement or instrument  invalid,  the parties  agree to negotiate,  in good  faith,  to modify or amend  such  invalid  provision  to obtain  for the parties the intended  benefits of such  provision (or this  Agreement and such other  agreements  and  instruments  shall  be  construed  as if such  invalid provision had not been inserted).

      13.10 Entire   Agreement.   This   Agreement   (including  any  exhibits
            ------------------
referred  to herein)  represents  the entire  agreement  between  the  parties hereto with respect to the subject  matter hereof.  No other  representations, warranties,  promises or agreements,  express or implied,  shall exist between the parties unless such  representations,  warranties,  promises or agreements are in writing and bear a date subsequent to the date of this Agreement.

      13.11  Headings.  The  headings  used  in  this  Agreement  are  for the
             --------
convenience  of the parties  only and shall not modify nor restrict any of the terms or provisions hereof.

      13.12 Waivers.  No failure or delay by the  Developer,  the Tribe or the
            -------
Authority to insist upon the strict  performance  of any covenant,  agreement, term or  condition  of this  Agreement,  or to  exercise  any  right or remedy consequent  upon the breach  thereof,  shall  constitute  a waiver of any such breach  or any  subsequent  breach  of  such  covenant,  agreement,  term,  or condition.  No covenant,  agreement,  term or condition of this  Agreement and no breach  thereof  shall be  waived,  altered or  modified  except by written instrument.  No waiver of any breach  shall  affect or alter  this  Agreement, but each and every covenant,  agreement,  term and condition of this Agreement shall  continue  in full  force and  effect  with  respect  to any other  then existing or subsequent breach thereof.

      13.13 Periods  of  Time.   Unless  otherwise   specified   herein,   all
            -----------------
references to "days" shall mean calendar days.  Whenever any  determination is to be made or action is to be taken on a date specified in this Agreement,  if such date shall fall on a Saturday,  Sunday or legal  holiday under Rule 6(a),
Federal  Rules of Civil  Procedures,  then in such  event  said date  shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      13.14 Consents  and  Approvals.  Where  approval  or  consent  or  other
            ------------------------
action of the Tribe or the  Authority,  or any agent or political  subdivision of the  Tribe or the  Authority,  is  required,  such  approval  shall  not be unreasonably  withheld and shall mean the written approval of the Tribe or the
Authority evidenced by a duly enacted resolution thereof,  or, if not provided by  resolution  of the Tribe or the  Authority,  the  written  approval of the
Tribal  President or the Authority  Chairperson  (to the extent  authorized by such entity) or such other person or entity  designated  by  resolution of the
Tribe or the  Authority.  Where  approval  or consent  or other  action of the
Developer is required,  such approval shall not be  unreasonably  withheld and shall mean the written  approval of the members of the Developer  evidenced by a duly enacted  resolution  thereof,  or, if not provided by resolution of the
Developer,  the  written  approval  of the  managing  member  (to  the  extent authorized  by such  entity)  or such  other  person or entity  designated  by resolution of the Developer.  If the approval of the  Developer,  the Tribe or the  Authority  is  required  hereunder,  the  Developer,  the  Tribe  or  the
Authority,  as the case may be, shall request such approval in writing,  which request  shall  specify the matter as to which such  approval is requested and provide reasonable detail regarding such matter.

      13.15 Government  Savings  Clause.  This Agreement shall be submitted to
            ---------------------------
the Bureau of Indian Affairs for its approval  pursuant to its authority under
25 U.S.C.  81 and the NIGC, to the extent  required by law. In addition,  each party agrees to pursue such approval and execute,  deliver,  and if necessary,
record  any  and  all  additional  instruments,  certifications,   amendments,
modifications  and other  documents  as may be required  by the United  States
Department of the  Interior,  the BIA, the Office of the Field  Solicitor,  or
any applicable statute,  rule or regulation in order to effectuate,  complete, perfect, continue or preserve the respective rights,  obligations and interest of the parties to the fullest extent permitted by law;  provided that any such instrument,  certification,  amendment,  modification  or other document shall not materially  change the respective  rights,  remedies or obligations of the parties under this Agreement or related agreements or documents.

      13.16 Termination  of  Prior  Agreements.  As of the  date  hereof,  the
            ----------------------------------
Tribe,  the  Authority  and the  Developer  terminate  all  prior  agreements, arrangements  or  understandings  and  all  covenants,  terms  and  provisions
contained   therein   with  respect  to  the  Project  and   development   and
construction  of facilities on the Property,  including,  without  limitation, the MOU.

      13.17  Representation  before Public  Bodies.  Without the prior written
             -------------------------------------
consent of the Tribe or the  Authority,  the Developer  shall have no right or authority to represent the Authority before public and governmental  bodies in connection with any zoning,  environmental,  site,  easement,  title,  design, construction or other matter related to the Project.

      13.18       Non-Impairment  of  Agreement.  The Tribe and the  Authority
                  -----------------------------
(as  applicable),  directly or indirectly,  shall not impose any tax, levy or, other monetary  payment  obligation on the Authority or on any activity at the
Facilities  during  the term of this  Agreement.  The Tribe and the  Authority
(as  applicable)  shall not,  directly or indirectly,  take any action,  enter into any agreement,  amend its  Constitution  or enact or amend any ordinance, law,  rule or  regulation  that would  prejudice  or have a  material  adverse affect on the rights of the Developer under this Agreement.  Neither the Tribe nor the Authority nor any committee,  agency,  board or other official body of the Tribe  shall,  by exercise of  executive  action,  police  power,  eminent domain  or  otherwise,  act to  modify,  amend  or in any  manner  impair  the obligations  of the parties under this Agreement  without the written  consent of the  Developer.  Any  such  action  or  attempted  action  shall be void ab initio. The Tribe and the Authority  acknowledge that the arbitrator specified in Section 12.3 of this  Agreement  and the courts  specified in Sections 12.1 and 12.2 of this Agreement have the authority to provide  equitable  relief to enforce the provisions of this Section 13.18.

      13.19 Confidential Proprietary  Information.  Each party agrees to treat
            --------------------------------------
as confidential all non-public  information received during the performance of
this  Agreement  regarding  the  other  party,  its  organization,   financial
matters,  marketing plans or other affairs.  Except as may be required by law, no such  information  will be  disclosed to any person,  firm or  organization without  the  prior  written  approval  of the other  party.  Except as may be required by law or regulation,  the parties to this Agreement  shall not issue or make any press release or public announcement  regarding the subject matter of this  Agreement or the Project  without the prior  written  approval of the other  parties.  The  parties  agree  that the sole  spokespersons  under this
Agreement  shall be Robert  Chicks,  Tribal  President for the Tribe,  and Len
Wolman  or H. B.  Kerzner,  Managing  Members  for  the  Developer,  or  their authorized successor or representative.

      13.20 Tolling of this Agreement.    If any  Casualty  Event occurs prior
            -------------------------
to completion of the Gaming  Facility,  the Developer shall give prompt notice thereof to the  Authority.  After the  Completion  Date,  the Authority  shall give prompt  notice  thereof to the  Developer.  If,  within  thirty (30) days following  receipt of such notice,  the Developer  delivers  written notice to the Authority  electing to implement this Section  13.20,  then the Term shall be  tolled  for  such  number  of full  calendar  months  commencing  with the calendar month  immediately  following such Tolling Event and ending with (and including) the calendar month  immediately prior to the  Recommencement  Month
(the  "Tolling   Period").   The   expiration  of  this   Agreement  (and  the
obligations   of  the  Authority  to  make  payments  of  the  Developer  Fees hereunder)  shall be extended for such number of full calendar months included in the Tolling  Period.  During the Tolling  Period,  the Authority shall have no obligation to make payments of any Developer Fee.

      13.21 Developer  Guarantee.  The  Developer  Guarantors  hereby  join in
            --------------------
this Agreement for the sole purpose of  guaranteeing  Developer's  obligations set  forth  in  Section  6.3 and  6.4 of this  Agreement.  Any  action  of the
Authority  or the Tribe  seeking to enforce  the  provisions  of this  Section
13.21  shall be brought  solely  pursuant  to the  arbitration  provisions  of
Section 12.3, and the Developer  Guarantors hereby consent to such arbitration proceeding.

      13.22 Service of Process on Developer or the Developer  Guarantors.  The
            ------------------------------------------------------------
Developer and the Developer  Guarantors  hereby  appoint CSC The United States
Corporation  Company,  80 State Street,  Sixth Floor,  Albany, New York 12207,
as their  authorized agent on which any and all legal process may be served in any action,  suit or proceeding  arising out of this Agreement.  The Developer and the Developer  Guarantors agree that service of process in respect of them upon such agent,  together  with notice of such  service  given as provided in
Section 13.6, shall be deemed to be effective  service of process upon them in any  action,  suit or  proceeding  arising out of this  Agreement.  If for any reason such agent shall cease to be  available to act as such,  the  Developer and the  Developer  Guarantors  agree to designate a new agent in New York, on the terms and for the purposes of this  Agreement,  and the  Developer and the
Developer  Guarantors shall, as soon as practicable,  give notice to the other parties  of such new  agent.  Nothing  herein  shall be  deemed  to limit  the ability  of any  party  hereto to serve any such  legal  process  in any other manner permitted by applicable law.

      13.23 Copies.  All parties to this Agreement  acknowledge that they have
            ------
received two duplicate copies of the fully executed Agreement.

      13.24 Federal  Approval.  This Agreement will not be enforceable  unless
            -----------------
and until approved by the  appropriate  federal  authorities  pursuant toss.25
U.S.C.ss. 81  (if  such  approval  is  required),  and  the  signature  of the approving official is affixed to this Agreement.

                    [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN  WITNESS  WHEREOF,   the  Tribe,  the  Developer  and  the  Developer
Guarantors  have executed  this  Agreement on and as of the date first written above,  and the Authority  has executed  this  Agreement on the date set forth below.

                              THE TRIBE:

                              STOCKBRIDGE-MUNSEE BAND OF MOHICAN
                              INDIANS
                              By:  ___________________________
                                    Name:  Robert Chicks
                                    Its:  Tribal Council President

                              DEVELOPER:

                              TRADING COVE NEW YORK, L.L.C.

                              By:   Waterford Development New York, L.L.C.,
                                    Member

                              By:   ___________________________
                                    Name:  Len Wolman
                                    Its:  Chief Executive Officer

                              By:   Sun Cove New York, Inc.,
                                    Member

                              By:   ___________________________
                                    Name: William C. Murtha
                                    Its:  Senior Vice President & Secretary

                              DEVELOPER GUARANTORS:

                              SUN INTERNATIONAL NORTH AMERICA, INC.

                              By:   ____________________________
                                    Name:  William C. Murtha
                                    Its:  Senior Vice President & Corporate Counsel

                              WATERFORD GAMING GROUP, LLC

                              By:   ____________________________
                                    Name:  Len Wolman
                                    Its:  Chief Executive Officer

                              Accepted and Agreed to as of this
                              ____ day of _________, 2002 by:

                              THE AUTHORITY

                              STOCKBRIDGE-MUNSEE TRIBAL GAMING
                              AUTHORITY

                              By: _________________________________
                                    Name:  Robert Chicks
                                    Its:  Chairperson

Date:____________             Approved Pursuant to 25 U.S.C.ss.81
                              United States Department of Interior
                              Bureau of Indian Affairs:

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________